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        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

INTEGRATED NETWORK SOLUTION
PURCHASE AGREEMENT

        THIS INTEGRATED NETWORK SOLUTION PURCHASE AGREEMENT (this "Agreement") is entered into as of July 24, 2000 (the "Effective Date"), by and between Genuity Solutions, Inc., with a principal business address at 3 Van de Graaff Drive, Burlington, MA 01803 ("Genuity"), and Allegiance Telecom Company Worldwide, with a principal business address at 1950 N. Stemmons Freeway, Suite 3026, Dallas, TX 75207 ("Allegiance").

BACKGROUND

        A.    Genuity is in the business of providing dial-up modem services, as well as other business services.

        B.    Genuity desires to purchase an integrated network solution which it will use to provide its dial-up modem services business.

        C.    Allegiance desires to provide an integrated network solution for Genuity's dial-up modem services business.

        NOW, THEREFORE, in consideration of the mutual covenants, warranties, representations and promises contained herein and intending to be legally bound hereby, the parties agree as follows:

Agreement

DEFINITIONS

        Capitalized terms used in this Agreement shall have the meaning given them in the definitions attached hereto as Schedule A.

ARTICLE I
BETA TESTING

        Section 1.1    Beta Testing.    During the Beta Test Period, the Parties will conduct Beta Tests. Upon the expiration of the sixty (60) day period following the Effective Date, or at an earlier date as provided herein, Genuity and the Allegiance Project Executive will meet to review the results of the Beta Tests.

          (a)  Achievement of Production Date. If Genuity determines that the Beta Tests demonstrate that the Integrated Network Solution meets the Acceptance Criteria, Genuity will notify Allegiance in writing that the Beta Test Period is concluded and the Production Date has been achieved. To meet the Acceptance Criteria for the purposes of this Article 1, the Integrated Network Solution must be operational and functioning for a ** period.

          (b)  Beta Extension Periods. If Genuity determines that the Beta Tests demonstrate that the Integrated Network Solution does not meet the Acceptance Criteria, Genuity will notify Allegiance of said failure within ** days of the completion of the Beta Tests, and Allegiance will have ** days from delivery of notice to correct any failure of the Integrated Network Solution to meet the Acceptance Criteria (the "Beta Extension Period" and collectively, the "Beta Extension Periods"), as identified by Genuity. Genuity and the Allegiance Project Executive will again meet to review the corrections made by Allegiance. If, after the Beta Extension Period, the Integrated Network Solution does meet the Acceptance Criteria, as determined by Genuity, then the Production Date will be deemed to have been achieved and Genuity will notify Allegiance of said achievement in

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  writing. If, after the Beta Extension Period the Integrated Network Solution fails to meet the Acceptance Criteria, as determined by Genuity, then Genuity will notify Allegiance of said failure within ** days of completion of the Beta Tests, and Allegiance will have ** Beta Extension Periods in which to correct any failure. After each Beta Extension Period, Genuity and the Allegiance Project Executive will meet to review the results. If, after all ** Beta Extension Periods the Integrated Network Solution still does not meet the Acceptance Criteria, as determined by Genuity, then the Production Date will not have been achieved and within ** days thereafter, Genuity will either terminate this Agreement with no liability for the obligations hereunder, or Genuity will notify Allegiance in writing that it will proceed as if the Production Date has been achieved. Termination of this Agreement for failure to achieve the Production Date will constitute a termination without cause.

          (c)  Accelerated Production Date.     After the first ** days of the Beta Test Period have passed, Genuity may allow Allegiance to accelerate achieving the Production Date so long as the Integrated Network Solution has been operational and functioning for ** and so long as there is a sufficient amount of call volume to generate an accurate sample from which Genuity can make a determination as to Allegiance's fulfillment of the Acceptance Criteria. If Allegiance requests an accelerated Production Date, Genuity and the Allegiance Project Executive will meet to review the results of the Beta Tests, and Genuity will determine (i) whether sufficient data exists to make a determination and, if so (ii) whether the Acceptance Criteria have been met. If both (i) and (ii) are realized in the affirmative, then Genuity will notify Allegiance in writing that the Beta Test Period is concluded and the Production Date has been achieved. If either (i) or (ii) is not realized in the affirmative, then the Beta Testing will proceed as set forth above.

          (d)  Costs Associated with the Beta Test Period. Fees for Allegiance's performance of the Beta Tests shall be pursuant to purchase orders issued by Genuity to Allegiance.

ARTICLE II
INTEGRATED NETWORK SOLUTION

        Section 2.1    Integrated Network Solution in General.    Allegiance will provide the integrated network solution in accordance with this Article II (the "Integrated Network Solution"). Any functions, responsibilities, activities and tasks not specifically described in this Agreement which are required for the proper performance and provision of the Integrated Network Solution and are an inherent part of, or a necessary sub-part included within, the Integrated Network Solution, will be deemed to be implied by and included within the scope of the Integrated Network Solution to the same extent and in the same manner as if specifically described in this Agreement. The scope of the Integrated Network Solution to be provided by Allegiance is set forth in the Integrated Network Solution Diagram set forth in Schedule 2.1.

        Section 2.2    Network Services.    Beginning on the Production Date, and continuing during the Term, Allegiance shall provide to Genuity the network services (the "Network Services") described in the configuration plan set forth in Schedule 2.2 (the "Configuration Plan").

        Section 2.3    Network Platform.    Upon the earliest to occur of: (a) implementation of NFAS (as described in this Section 2.3); (b) Allegiance's written notice to Genuity that Genuity may abandon Allegiance's requested NFAS implementation; and/or (c) ** months after the Production Date, Genuity shall use its commercially reasonable efforts to develop within ** months thereafter modifications to Genuity's existing tool set to be compatible with an SS7 operating platform. Upon completion of such modifications, Genuity shall commence acceptance testing of the SS7 operating platform to determine whether the Integrated Network Solution, utilizing the SS7 operating platform, meets the Performance Warranties.    If the Integrated Network Solution, utilizing the SS7 operating platform, does not perform according to the Performance Warranties on a level equal to or better than the current PRI

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platform, then Genuity may determine that the SS7 operating platform is unacceptable, and that Allegiance shall not implement said platform and shall revert back to the PRI platform until such time that the SS7 operating platform is deemed to be acceptable by Genuity.

        Genuity shall use its commercially reasonable efforts to develop within ** after the Production Date modifications to Genuity's existing tool set to be compatible with an NFAS configuration. Upon completion of such modifications, Genuity shall commence acceptance testing of the Integrated Network Solution, with the NFAS configuration, to determine whether the Integrated Network Solution, with the NFAS configuration, meets the Performance Warranties. If the Integrated Network Solution, with the NFAS configuration, does not perform according to the Performance Warranties on a level equal to or better than the current configuration in which each PRI utilizes a single D channel, then Genuity may determine that the use of NFAS is unacceptable, and that Allegiance shall not implement said configuration and shall revert back to the current configuration in which each PRI utilizes a single D channel until such time that the Integrated Network Solution, with the NFAS configuration, is deemed to be acceptable by Genuity.

        Section 2.4    Implementation.    Genuity will, from time to time request, and Allegiance will implement, the number of Ports (the "Required Capacity"; and cumulatively for each month, the ("Cumulative Required Capacity") designated in the implementation schedule set forth below in this Section 2.4 (the "Implementation Plan"). During the Term, Genuity will request, and Allegiance will implement a minimum of ** Ports (the "Minimum Required Capacity") in accordance with the Implementation Plan. All Ports will be implemented pursuant to the Configuration Plan. If Genuity desires to exceed the Minimum Required Capacity, the Parties shall mutually agree upon the terms under which such excess is implemented, including pricing. The Parties acknowledge that the Minimum Required Capacity may be satisfied by using a combination of new Ports and Ports that will be converted by Allegiance from existing PRI services (the "Converted Capacity") (such conversion to occur on a one-to-twenty-four (1:24) ratio where one (1) PRI equals twenty-four (24) Ports).

Post Production Date Contract Month	Required Capacity	Converted Capacity	Cumulative Required Capacity
Month 1	**	**	**
Month 2	**	**	**
Month 3	**	**	**
Month 4	**	**	**
Month 5	**	**	**
Month 6	**	**	**
Month 7	**	**	**
Month 8	**	**	**
Month 9	**	**	**
Month 10	**	**	**
Month 11	**	**	**
Month 12	**	**	**
Month 13-60	**	**	**

After successful completion of the Beta Tests, Allegiance will convert all existing Ports on the Network. Said conversion is based on an October 1st, 2000 Production Date and will be ninety percent (90%) concluded by December 31, 2000 in accordance with a mutually agreed upon implementation schedule. If the Production Date is later than October 1st, 2000 then the conversion will occur in accordance with a mutually agreed upon schedule. The Converted Capacity will constitute partial satisfaction of the Minimum Required Capacity. Upon conversion of the existing Ports, the Master Service Agreement between BBN Corporation and Allegiance dated December 16, 1998 will terminate with no further obligation on either Party's part, with the exception of items that survive the agreement as provided for in Section 2 of said agreement.

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          (a)  Submission of Requests for Required Capacity. Except for Genuity's first request for Required Capacity after the Production Date or as may otherwise be agreed to by the Parties, Genuity will submit to Allegiance requests for Ports that will satisfy the Required Capacity (each, a "Request" and, collectively, the "Requests") in increments of ** Ports until Genuity has reached the Minimum Required Capacity. Requests will be placed only in the rate centers identified as serviceable (the "Serviceable Rate Centers") and set forth in Schedule 2.4(a) which will be updated by Allegiance from time to time. Each Request will be submitted at least ** days prior to the target delivery date, which target delivery date will in all cases be the ** (the "Target Delivery Date"). Each Request will set forth the: (i) Serviceable Rate Centers where the Ports will be provided; (ii) Target Delivery Date; and (iii) quantity of Ports. Each Request will be clearly marked as such, and will be delivered by Genuity through electronic mail or by hand delivery to the individuals designated by Allegiance. Each Request will be subject to acceptance by Allegiance before it will become effective. Allegiance will notify Genuity within ** days of the receipt of each Request of its acceptance of the Request. If no notice is received by Genuity within said time period, then the Request will be deemed to have been accepted by Allegiance. If any Request that complies with the requirements of this Section is rejected by Allegiance, then for every month that said Request is rejected by Allegiance, Genuity shall offset against the ** an amount equal to the number of Ports ** multiplied by either (a) **for the **and ** or (b) **for each ** thereafter. After a Request is placed by Genuity and accepted by Allegiance, Genuity may modify the Request by submitting to Allegiance a written change order (a "Change Order") to reallocate the number of Ports located within certain Serviceable Rate Centers. Change Orders: (iv) cannot reallocate more than ** of the Ports subject to the original Request; (v) must be submitted at least ** before the original Target Delivery Date and (vi) will have a mutually agreed revised Target Delivery Date.

          (b)  Non-Fulfillment of Requests. With respect to any Request accepted by Allegiance, if Allegiance fails to deliver the Ports set forth in any such Request ** after the Target Delivery Date for such Request, provided such failure was not caused by a Disaster as set forth in Section 6.1 or a Force Majeure Event as set forth in Section 6.2, then the Request will be deemed unfulfilled. For any unfulfilled Request, then for every month that said Request is unfulfilled by Allegiance, Genuity shall offset against the ** an amount equal to the number of Ports ** multiplied by either (a) ** for the ** and ** or (b) ** thereafter.

          (c)  Cancellation of Requests. Genuity may cancel or reschedule a Request, **, by providing Allegiance ** written notice prior to the Target Delivery Date. If Genuity cancels or reschedules a Request after such period, Genuity will pay to Allegiance ** by Allegiance for such cancellation or rescheduling that ** by Allegiance. Allegiance will use reasonable efforts to mitigate any such **, and Genuity will have no liability to Allegiance for the cancellation or rescheduling of a Request other than the payment of **. Notwithstanding the foregoing, Genuity's cancellation or rescheduling of a Request pursuant to this subsection (c) will not relieve Genuity of its obligations with respect to the Required Capacity or the Cumulative Required Capacity. In the event of significant changes to a Request by Genuity, Allegiance may provide Genuity with notice of impaired ability to deliver, and the Parties shall mutually agree upon appropriate changes to the Target Delivery Date.

          (d)  Delivery and Installation. Prior to the delivery of Ports, Allegiance will complete such initial tests as it deems necessary to determine that the Ports will meet the Acceptance Criteria. Upon Allegiance's good faith determination that the Ports meet the Acceptance Criteria, Allegiance will deliver and install the Ports to the Serviceable Rate Center(s) designated in the Request. Upon successful implementation, Allegiance will provide to Genuity notice that it has completed installation and that the Ports are ready for Genuity acceptance testing. As used herein,

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        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

  "Acceptance Criteria" means that the Ports introduced into the Integrated Network Solution function such that: **.

          (e)  Genuity Acceptance Testing. After its receipt of notice that a Port has been installed and is ready for acceptance testing in accordance with Section 2.4(d), Genuity will have eight ** Days (the "Acceptance Period") to complete additional acceptance testing to determine whether the Port performs in accordance with the Acceptance Criteria. If the Port performs in accordance with the Acceptance Criteria on each of the ** Days of the Acceptance Period, and Allegiance does not receive a notice of failure to perform from Genuity, then the Port will be deemed to have been accepted. If the Port fails to perform in accordance with the Acceptance Criteria on any of the ** Days of the Acceptance Period, then Genuity will notify Allegiance of said failure. If the Port fails to perform as provided in the preceding sentence, the Acceptance Period will be extended to ** days, during which time Genuity shall have the right to continue testing the Port as provided in this Section. At any time during the Acceptance Period (including any extensions thereof), Genuity may notify Allegiance in writing at such time, if any, that the Port has met the Acceptance Criteria (the "Final Acceptance"). If after the Acceptance Period extension Genuity does not notify Allegiance that the Port has met the Acceptance Criteria, then said Port will be deemed to have been rejected. If Final Acceptance has not occurred upon expiration of the Acceptance Period, the terms of subsection (f) will apply.

          (f)    Failure to Pass Acceptance Tests. If, during the Acceptance Period, Genuity determines that the Port fails to meet the Acceptance Criteria, Genuity may notify Allegiance in writing of the manner of such failure. If, during the Acceptance Period, Genuity does not notify Allegiance that the Port has failed to meet the Acceptance Criteria, then said Port will be deemed to have been rejected. Upon any such failure, Genuity may re-submit the Port to Allegiance for correction. Notwithstanding the foregoing, during the ** day period following the first re-submission of the Port (the "Re-submission Period"), Allegiance will work diligently to repair or replace the Port, and will resubmit the Port to Genuity for additional acceptance testing as soon as practicable. Allegiance may attempt to repair or replace the Port as needed until the end of the Re-submission Period. At that time, if the Port continues to fail to meet the Acceptance Criteria, Allegiance will be deemed not to have fulfilled the Request for that Port, in which case, for each month that Allegiance is deemed not to have fulfilled the Request, Genuity shall offset against the ** an amount equal to the number of Ports ** multiplied by **. Allegiance will be solely responsible for the cost of all additional work necessary to cause the Port to comply with the Acceptance Criteria.

          (g)  Operational Commitment. Genuity hereby agrees that it will maintain the operation of each Port that is installed as part of the Integrated Network Solution for at ** following the date of Final Acceptance. So long as Genuity maintains its Required Capacity and Cumulative Required Capacity, Genuity may, **.

        Section 2.5    Maintenance, Administrative and Monitoring Services.    Beginning on the Production Date, and continuing during the Term, as an integral part of the Integrated Network Solution, Allegiance shall provide to Genuity the network maintenance, operation, administrative and monitoring services (collectively, the "Administrative Services") to ensure that the Integrated Network Solution is capable of being used by Genuity to perform the functions contemplated herein.

        Section 2.6    Performance.

          (a)  Performance Warranties. Allegiance warrants that the Integrated Network Solution will perform in accordance with the performance warranties (the "Performance Warranties") set forth in Schedule 2.6(a). If at any time Allegiance cannot meet any Performance Warranties as a result of a Force Majeure Event as contemplated in Section 6.2, then Allegiance shall be excused from its obligation to meet such Performance Warranties. Subject to the foregoing, if Allegiance fails to provide the Integrated Network Solution in accordance with the Performance Warranties, Genuity,

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  at its election, may receive the applicable remedies set forth in Schedule 2.6(a) (the "Performance Warranty Remedies"), and will offset such charges against the amounts owed to Allegiance by Genuity for the next payment of the Purchase Price in accordance with Section 3.2(c).

          (b)  Review of Performance Warranties and Performance Warranty Remedies. In order to meet the evolving business needs of Genuity, Allegiance and Genuity will review, at least once every **, the Performance Warranties and the Performance Warranty Remedies, **. The Performance Warranties and the Performance Warranty Remedies will not be modified without the prior written agreement of the Parties. Any such changes will be implemented through the Change Control Procedures. The Parties intend that performance of the Integrated Network Solution will improve over time.

          (c)  Root-Cause Analysis. As part of the Integrated Network Solution, within ** of receipt from Genuity of a notice that any component of the Integrated Network Solution fails to perform in accordance with the Performance Warranties, Allegiance shall:

              (i)  perform a root-cause analysis to identify the cause of such failure;

            (ii)  correct such failure if within the scope of the Integrated Network Solution;

            (iii)  provide Genuity with a report detailing the cause of, and procedures for correcting, such failure; and

            (iv)  provide Genuity with reasonable evidence that such failure will not reoccur.

ARTICLE III
CHARGES AND PAYMENTS

        Section 3.1    Fees.

          (a)  Purchase Price. Subject to adjustments set forth herein, in consideration for delivery of the Integrated Network Solution and all components thereof, including without limitation, all consulting, design, architecture, implementation and integration provided by Allegiance to Genuity over the Term as well as the cost of the Administrative Services provided by Allegiance to Genuity, Genuity will pay Allegiance the purchase price (the "Purchase Price") in accordance with the following schedule:

**	**
**	**
**	**
**	**
**	**
**	**

          If Allegiance achieves the Minimum Required Capacity prior to ** as set forth in the Implementation Plan, then for each ** for which Allegiance achieves the Minimum Required Capacity prior to the **, Genuity shall pay to Allegiance an amount equal to ** multiplied by the number of Ports constituting the difference between the Minimum Required Capacity and the Cumulative Required Capacity for that month and for the consecutive months thereafter, prior to **.

          For Example: Allegiance achieves the Minimum Required Capacity in month nine (9) prior to the fifteenth (15th) of said month. The Cumulative Required Capacity for month nine (9) is 157, 060. Genuity will pay to Allegiance: **—** = ** × $** = $$** + **—** = ** × $** = $** + **—** = ** × $** = $**. Total payment due from Genuity to Allegiance is $**.

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  If Allegiance achieves the Minimum Required Capacity prior to ** but after the **, then Genuity shall pay to Allegiance an amount equal to ** multiplied by the number of Ports constituting the difference between the Minimum Required Capacity and the Cumulative Required Capacity for the following month and for the consecutive months thereafter, prior to **.

  If Allegiance achieves the Minimum Required Capacity after ** as set forth in the Implementation Plan, then for each month beyond ** for which Allegiance does not achieve the Minimum Required Capacity prior to the **, Genuity shall offset against the ** an amount equal ** multiplied by the number of Ports constituting the difference between the Minimum Required Capacity and the number of Ports in service as of the **.

        For Example: Allegiance has achieved ** Ports in service by ** prior to the **. Genuity shall offset against the **:

        **- ** = ** × $** = $**.

  If Allegiance achieves the Minimum Required Capacity after the **, then such achievement shall be deemed to have occurred the following month.

  The foregoing calculation shall be performed for each month after ** until Allegiance achieves the Minimum Required Capacity.

  Any adjustments in this schedule shall cause a recalculation of Schedule 10.6, with such recalculation to be performed in exactly the same manner as the original calculation.

  For each additional **bps of average bandwidth available at peak per user outbound (and ** per Port that Genuity requests Allegiance to provide hereunder, Allegiance shall provide such additional bandwidth at a charge to Genuity of ** per month for ** bps of such bandwidth.

          (b)  Other Third Party Charges. Except as otherwise provided in this Agreement: (i) Genuity will pay only the fees set forth in this Agreement as being payable by Genuity and (ii) Allegiance will pay all other costs, expenses or fees that are related to or associated with Allegiance's provision of the Integrated Network Solution.

        Section 3.2    Manner of Payment; Invoicing; Time of Payment.

          (a)  Manner of Payment. All payments will be made by means of company check made payable by Genuity to Allegiance.

          (b)  Invoicing and Time of Payment. Allegiance will invoice Genuity thirty (30) days prior to the first day of the month in which each purchase price payment (each a "Purchase Price Payment") is due. Any amount due to Allegiance under this Agreement, and not subject to a bona fide dispute between the Parties as provided in Section 3.4, will be due and payable on the thirtieth (30th) day following receipt of an invoice by Genuity. Any undisputed amount that remains unpaid following such thirty (30) day period shall bear interest at the lesser of either: (i) the then-applicable prime rate (as published in The Wall Street Journal) plus ** or (ii) the maximum rate permitted by law.

          (c)  Offset of Purchase Price. Subject to Section 3.4 and the initial paragraph of Schedule 2.6(a), Genuity may offset Purchase Price Payments by amounts payable to Genuity by Allegiance in accordance with Sections 2.4(a), 2.4(b), 2.4(f), 2.6(a), 6.1(b) and 6.2(d). All offsets shall be made against the **. Any event giving rise to a potential offset shall be deemed to have occurred on the first (1st) day of the month if such event occurs prior to the fifteenth (15th) of that month, and such event shall be deemed to have occurred on the first (1st) of the following month if such event occurs on or after the fifteenth (15th) of that month.

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        Section 3.3    Taxes and Charges.

          (a)  Taxes **including but not limited to sales, use, gross receipts, excise, value-added, withholding, personal property or other taxes attributable to periods on or after the Effective Date based upon or measured by Allegiance's cost in acquiring equipment, materials, supplies or services used by Allegiance in performing its obligations or furnishing the Integrated Network Solution under this Agreement.

          (b)  Sole Responsibility for Taxes. Genuity and Allegiance shall each bear sole responsibility for all taxes, assessments and other real property related levies on its owned or leased property.

          (c)  Cooperation. Genuity and Allegiance shall reasonably cooperate with each other to more accurately determine each party's tax liability and to minimize such liability to the extent legally permissible. Genuity and Allegiance shall provide and make available to each other any resale certificates, information regarding out-of-state sales or use of equipment, materials or services taxes and any other exemption certificates or information reasonably requested by one another.

        Section 3.4    Disputed Charges.    If either Party disputes the accuracy or applicability of a charge or credit or other financial arrangement described in this Agreement, such Party will notify the other Party of such dispute as soon as practicable. The Parties will investigate and resolve the dispute using the dispute resolution processes provided under Section 13.1. Upon resolution of the dispute, the Party owing any amounts related thereto will promptly pay the disputed amounts payable in accordance with such resolution. The Party against whom the dispute is resolved will pay all fees reasonably incurred related to the dispute. Unpaid and uncredited monies that are subject to a bona fide dispute will not be considered a basis for monetary default under this Agreement.

ARTICLE IV
**

        Section 4.1    **

        Section 4.2    **

        Section 4.3    Business Downturn.    If Genuity experiences a material loss or downturn in the dial-up modem services ** (a "Business Downturn"), Genuity shall have the ability to reduce **, the number of Ports included in the Integrated Network Solution and, in appropriate measure, the Purchase Price. Such reductions will be directly proportional to the amount of business lost ** dial-up modem service ** in the affected Serviceable Rate Centers, and such reduction will be made in accordance with a Business Downturn plan provided to Allegiance. Where practicable, Genuity will give ** notice to Allegiance. This Section 4.3 will be applicable after **. In the case of a reduction based on Business Downturn, Genuity will make commercially reasonable efforts to move some of its existing business to Allegiance in order to minimize the impact of said reduction.

ARTICLE V
EQUIPMENT/TECHNOLOGY/INTELLECTUAL PROPERTY

        Section 5.1    Ownership and Ports; Technical Requirements.

          (a)  Ownership. ** shall purchase all Ports to be provisioned hereunder, and, as between **, shall retain all right, title and interest therein. The Ports shall be purchased from the suppliers listed on Schedule 5.1(a), as the same may be amended by Genuity from time to time upon the mutual agreement of the Parties. Nothing contained in this Agreement shall **, and **shall not be obligated to ** upon termination or expiration of this Agreement.

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          (b)  Technical Requirements. Allegiance will at all times cause the Ports to meet all of the technical specifications set forth in Schedule 5.1(b), as such Schedule may be updated from time to time upon the mutual agreement of the Parties.

          (c)  Port Software. As between Allegiance and Genuity, Allegiance shall own all the operating software located in the Ports (the "Port Software"); provided, however, that Genuity shall have the right to direct Allegiance to deploy the Port Software of Genuity's choice in the Ports used in the Integrated Network Solution. If Genuity directs Allegiance to modify, change, alter or upgrade the Port Software, and if said modification, change, alteration or upgrade must be done within seven (7) days or less, then Genuity will not hold Allegiance accountable for any adverse effect on the Integrated Network Solution (including, without limitation, non conformance with the Performance Warranties), provided that: (i) Genuity directs Allegiance to modify, upgrade, alter or change the Port Software; (ii) Allegiance identifies any issues or concerns or possible noncompliance with Genuity's request; (iiiGenuity directs Allegiance to make the modifications, upgrades, alterations or changes regardless of Allegiance's issues or concerns and (iv) Allegiance performs such modifications, upgrades, alterations or changes in accordance with Genuity's instructions and commercially reasonable standards. Any unused portion of the Ports, if any, shall be paid for by Genuity, and shall not be made available to other parties for their usage during the Term of this Agreement.

        Section 5.2    Ownership of Technology.

          (a)  Genuity Software. All right, title and interest in the Genuity Software, including, but not limited to, the source and object code versions thereof, the documentation, and all Intellectual Property Rights related thereto, will remain in Genuity.

          (b)  Allegiance Software and Works. All right, title and interest in the Allegiance Software and Allegiance Works, including, but not limited to, the source and object code versions thereof, the documentation, and all Intellectual Property Rights related thereto, will remain in Allegiance.

          (c)  Developed Software. All right, title and interest in software developed in connection with the Integrated Network Solution provided under this Agreement by Allegiance shall be owned by Allegiance except as provided in Section 5.3(a).

        Section 5.3    License Grants.

        All Genuity Software, Allegiance Software and Allegiance Works will be delivered "AS IS" and without warranty of any kind except as otherwise expressly provided in this Agreement. Allegiance Software, Allegiance Works and Genuity Software for which licenses will be granted are set forth in Schedule 11.1(b).

          (a)  Genuity Software. Genuity hereby grants to Allegiance, during the Term, a nonexclusive, worldwide, paid-up license to use, execute, reproduce, display, perform, operate, distribute, modify, personalize and create Derivative Works from the Genuity Software, solely in connection with the performance of its obligations under this Agreement; provided, however, that any such Derivative Works shall belong exclusively to Genuity, with Genuity having the sole right to obtain, hold and renew, in its own name and/or for its own benefit, patents, copyrights, registrations and/or other appropriate protection. To the extent that exclusive title and/or ownership rights in such Derivative Works may not originally vest in Genuity as contemplated hereunder (e.g., may not be deemed works made for hire), Allegiance hereby agrees to irrevocably assign, transfer and convey to Genuity all right, title and interest therein. Allegiance and its personnel (including its subcontractors) shall give Genuity, and/or any Genuity designee, all reasonable assistance and execute all documents reasonably necessary to assist and/or enable Genuity to perfect, preserve, register and/or record its rights in any such Derivative Works. Allegiance agrees not to offer any such Derivative Works to any Third Party. Allegiance will not, nor will it authorize any Third Party

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  to decompile, reverse engineer or disassemble the Genuity Software. Allegiance will not remove, modify or obscure any proprietary rights notices in the Genuity Software, or any logos or trademarks displayed in such Genuity Software. Allegiance will not disclose or use any portion of the Genuity Software or any Derivative Works thereof or for the benefit of any Third Party.

          (b)  Allegiance Software and Works. Allegiance hereby grants to Genuity, during the Term, a nonexclusive, worldwide, paid-up license to use, execute, perform and operate the Allegiance Software and Allegiance Works, including any software developed by Allegiance in accordance with Section 5.2(c), in connection with Genuity's use of the Integrated Network Solution provided under this Agreement. Genuity will not, nor will it authorize any Third Party to decompile, reverse engineer or disassemble the Allegiance Software. Genuity will not remove, modify or obscure any proprietary rights notices in the Allegiance Software or Allegiance Works, or any logos or trademarks displayed in such Allegiance Software or Allegiance Works. Genuity will not disclose or use any portion of the Allegiance Software or Allegiance Works for the benefit of any Third Party.

          (c)  Rights Limited by Patents and Copyrights. Any ownership or license rights granted herein to Genuity or Allegiance, any Affiliate thereof or any other Authorized Users are limited by and subject to any patents and copyrights held by, and any license agreements with, applicable Third Party Providers. Each Party agrees to notify the other of any applicable restrictions that may be set forth in such license agreements and which may have an impact on the performance of the obligations hereunder.

        Section 5.4    Third Party Software Licenses.    Each Party will comply with all obligations under all licenses and maintenance agreements for Third Party Software (including Third Party Software incorporated in Ports), including, without limitation, the obligations of nondisclosure and scope of use.

        Section 5.5    Telephone Numbers.    Allegiance will maintain ownership of all Telephone Numbers; provided, however, that all Telephone Numbers issued to Genuity will be portable and transferable for use with another Integrated Network Solution provider by Genuity **.

        Section 5.6    Exclusive Use.    Allegiance hereby grants to Genuity an exclusive right to use all dedicated components of the Configuration Plan and all dedicated communication interfaces to and from such components, i.e. the **, ** and all dedicated communication interfaces to and from the ** to the ** and from the ** to the ** or **. Upon expiration or termination of this Agreement (other than **), Genuity shall have the right to purchase all right, title and interest in and to such dedicated components of the Configuration Plan for consideration of **

ARTICLE VI
CONTINGENCY PLANNING

        Section 6.1    Disaster Recovery

          (a)  Disaster Recovery. Allegiance hereby covenants that it has, and will continue to maintain, a disaster recovery plan or plans (the "Disaster Recovery Plan") that will enable Genuity's use of the Integrated Network Solution to reasonably continue upon the occurrence of a disaster (a "Disaster") (as the term "Disaster" is commonly referred to in the Telecommunications Services Industry at the time). Allegiance hereby covenants to periodically test the Disaster Recovery Plan to ensure its effectiveness. No more often than **, upon reasonable prior written notice and during Allegiance's normal business hours, Genuity will have the right to inspect and review the Disaster Recovery Plan. In the event that the Disaster Recovery Plan fails any test which relates to the Integrated Network Solution, Allegiance will notify Genuity of such failure and will revise the Disaster Recovery Plan to make it effective.

          (b)  Occurrence of Disaster. Upon the occurrence of a Disaster, Allegiance will immediately notify Genuity thereof, and will implement the Disaster Recovery Plan. With the exception of

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        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

  emergency facilities such as fire, police, ambulance, hospitals and the like, Allegiance will **. Allegiance will not be excused from implementing the Disaster Recovery Plan in the event of a Force Majeure Event. If unavailability of the Integrated Network Solution or any component thereof due to a Disaster lasts longer than ** or a total of ** period, then for each ** period or ** period in which Allegiance is unable to provide the affected portion of the Integrated Network Solution, Genuity may offset against the ** an amount equal to the number of affected Ports (i) installed, (ii) pending installation pursuant to an accepted Request and (iii) expected to be installed but unable to be installed because of the Disaster in the applicable Serviceable Rate Center(s) multiplied by **. If Allegiance is not able to resume performance of each Service in accordance with the Performance Warranties within **, then Genuity may procure the affected portion of the Integrated Network Solution from an alternate source at Genuity's expense.

        Section 6.2    Force Majeure.

          (a)  Extension of Performance. Upon the occurrence of a Force Majeure Event, each Party's time of performance shall be extended, or cancelled, if and to the extent reasonably necessary, provided:

              (i)  that such failure to perform or delay could not have been prevented through the use of reasonable precautions; and

            (ii)  such delay or nonperformance cannot reasonably be circumvented by the nonperforming Party through the prompt implementation of reasonable disaster recovery or contingency procedures, including implementation of the Disaster Recovery Plan.

          (b)  Notification of Force Majeure Event. The affected Party shall promptly notify the other Party of any Force Majeure Event, and of its plans and efforts to implement a work-around solution.

          (c)  Continued Efforts. During the continuation of a Force Majeure Event, the Party whose performance is delayed or hindered will use continuous commercially reasonable efforts to recommence performance without delay, including, as appropriate, obtaining substitute services from alternate sources, implementing work around plans and other means.

          (d)  Alternate Provider/Reduction in Commitment. If Allegiance is not able to resume performance of the affected portion of the Integrated Network Solution in accordance with the Performance Warranties within **, then Genuity may procure the affected portion of the Integrated Network Solution from an alternate source at Genuity's expense.

          If the delay continues for more than:

              (i)  **; or

            (ii)  a total of ** period, then

Genuity, at its option, may offset against the ** an amount equal to the number of affected Ports (i) installed, (ii) pending installation pursuant to an accepted Request and (iii) expected to be installed but unable to be installed because of the Force Majeure Event in the applicable Serviceable Rate Center(s) multiplied by ** period in which Allegiance is unable to provide the affected portion of the Integrated Network Solution.

ARTICLE VII
RELATIONSHIP MANAGEMENT

        Section 7.1    Project Executives

          (a)  Allegiance Project Executive. Allegiance hereby appoints ** as its Project Executive (the "Allegiance Project Executive"). The Allegiance Project Executive will be the individual to whom Genuity can direct all of its communications regarding the Integrated Network Solution, and who

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  has the authority to act for and legally bind Allegiance and its subcontractors in connection with the Integrated Network Solution.

          (b)  Change of Project Executives. Allegiance will give Genuity at least thirty (30) days prior written notice of its intent to change the Allegiance Project Executive, and will discuss with Genuity any objections that Genuity may have to such change.

        Section 7.2    Meetings.    The Allegiance Project Executive will meet with representatives of Genuity at least quarterly (but not more often than monthly) to review Allegiance's provision of the Integrated Network Solution for the previous quarter, and to discuss any relevant operational issues. At least annually, the Allegiance Project Executive, its designated executives and representatives of Genuity will meet to discuss strategic objectives relating to the Integrated Network Solution, and to engage in short-term and long-range planning. Short-term planning will include an identification of support processes, systems, resources and changes required by Genuity. Long-range planning will involve a strategic review of the business goals and objectives of Genuity, including, without limitation, flexible use of the resources managed by Allegiance for attendance at the meetings described in this Section 7.2 as a part of the Integrated Network Solution.

        Section 7.3    Reliance on Instructions.    Allegiance may rely upon any routine instructions, authorizations, approvals or other information provided to Allegiance by designated Genuity employees. Allegiance shall not make any commitments to Third Parties in reliance on the instructions, authorizations or approvals of such persons, but instead will only make such Third Party commitments in reliance on the instructions, authorizations or approvals of Genuity's Program Manager, Director of Managed Modem, Vice President of Remote Access Implementation, or any of their designees as identified in writing to Allegiance.

        Section 7.4    Change Control Procedures.    All changes and approved procedures for performance, and all requests for additional services to be performed, under this Agreement will be made in accordance with the Change Control Procedures set forth on Schedule 7.4. The Parties may modify or supersede the Change Control Procedures only by mutual written agreement.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES

        Section 8.1    Work Standards.    Allegiance warrants, represents and covenants that the services which are a part of the Integrated Network Solution will be provided to Genuity in a diligent, workmanlike manner in accordance with industry standards applicable to the performance of such services. With the exception of a Force Majeure Event, Allegiance represents and warrants that the Integrated Network Solution shall conform at all times and in all material respects to the technical specifications for the Ports as well as to the Performance Warranties, as the case may be, and in all material respects to industry standards for the Integrated Network Solution provided by Allegiance pursuant to this Agreement. Notwithstanding any other provision in this Agreement, in the event the Integrated Network Solution fails to conform at any time to the above warranties, upon Genuity's request, Allegiance must, without charge, promptly repair or replace the cause of such failure in accordance with the response times set forth in the Performance Warranties.

        Section 8.2    Performance Obligations.    Each Party warrants, represents and covenants that it has and will have full and sufficient right to perform its obligations under this Agreement, free and clear of any liens, claims and encumbrances; each Party has obtained any and all consents, approvals and/or other authorizations necessary for the performance of its obligations hereunder.

        Section 8.3    Authorization and Enforceability. Each Party hereby represents and warrants that: (a) it has all requisite corporate power and authority to enter into, and fully perform pursuant to, this Agreement; (b) the execution, delivery and performance of this Agreement and the consummation of

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the transactions contemplated hereby have been duly and properly authorized by all requisite corporate action on its part; (c) this Agreement has been duly executed and delivered by such Party and (d) the execution and delivery of this Agreement shall not conflict with or result in a breach of the terms, conditions or provisions of, give rise to a right of termination under, constitute a default under, or result in any violation of, the organizational documents of such Party or any mortgage, agreement, contract, instrument, order, judgment, decree, statute, law, rule or regulation to which such Party or any of its respective properties is subject.

        Section 8.4    Consents.    No authorizations or other consents, approvals or notices of or to any Person are required in connection with: (a) the performance by Allegiance of its obligations under this Agreement; (b) the validity and enforceability of this Agreement or (c) the execution, delivery and performance by Allegiance of this Agreement.

        Section 8.5    "Year 2000" Warranty.    Allegiance warrants that: (a) it will use all commercially reasonable efforts to obtain guarantees from its vendors and suppliers that the services, hardware and software that it obtains from such vendors and suppliers shall be Y2K Compliant or (b) it will obtain product warranties from its vendors and suppliers which in effect will guarantee that the services, hardware and software that it obtains from such vendors and suppliers are Y2K Compliant; and (c) with respect to any hardware and software that is under the control of Allegiance and utilized in the provision of the Integrated Network Solution hereunder, that Allegiance will use all commercially reasonable efforts to ensure that such hardware and software shall be Y2K Compliant. In the event Allegiance becomes aware of a possible or an actual failure of the Integrated Network Solution, the Allegiance Software or Allegiance Works to be Y2K Compliant, Allegiance shall promptly inform Genuity of all relevant information (and timely provide Genuity with updates to such information). In the foregoing sentence, the use of "timely" means promptly after the relevant information becomes known to or is developed by or for Allegiance.

        Section 8.6    Intellectual Property Rights.    Allegiance represents and warrants that it owns or has the right to use under valid and enforceable agreements, all Intellectual Property Rights used in, reasonably necessary for or related to the operation of the Integrated Network Solution. The operation of the Integrated Network Solution as presently conducted as of the Effective Date by Allegiance does not infringe or violate any Intellectual Property Rights of any Third Party, and Allegiance has not received any charge, complaint, claim, demand or notice alleging any such infringement or violation that would materially adversely impact Allegiance's ability to provide the Integrated Network Solution. If Allegiance receives any charge, complaint, claim, demand or notice alleging any such infringement or violation that would materially adversely impact Allegiance's ability to provide the Integrated Network Solution, Allegiance will promptly provide Genuity with written notice of such occurrence. In the event it is determined that Allegiance infringes any Intellectual Property Right as provided in this Section, Allegiance shall at its option, as soon as practicable, replace or obtain the right to continue using the infringing item or modify it such that it becomes non-infringing.

        Section 8.7    Compliance.    Allegiance represents and warrants that the Integrated Network Solution, including without limitation, all processing performed as part of the Integrated Network Solution, will comply with all laws and applicable regulations of governing authorities.

        Section 8.8    Network Access.    Allegiance represents and warrants that it will comply with the security standards set forth in IETF RFC 2196.

        Section 8.9    Viruses.    Allegiance will use commercially reasonable measures to screen any software provided or made available by it to Genuity, the Ports or the Network for the purpose of avoiding the introduction of any "virus" or other computer software routine or hardware components which are designed: (a) to permit access or use by Third Parties to the software of Genuity not authorized by this Agreement: (b) to disable or damage hardware or damage, erase or delay access to software or data of Genuity or (c) to perform any other similar actions.

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        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

        Section 8.10    Pass Through Rights.    Without limiting any of the direct warranties, representations, service agreements or indemnities hereunder, Allegiance hereby assigns to Genuity, and Genuity shall have the benefit of, any and all warranties, representations, service agreements and indemnities provided by Allegiance's subcontractors and suppliers with respect to equipment, software and other materials provided to Genuity hereunder, including particularly, the Ports. To the extent that such warranties, representations, service agreements and indemnities are not assignable by Allegiance, Allegiance agrees that Genuity may assert or enforce any right Allegiance may have to enforce such warranties, representations, service agreements and indemnities, or if such can only be enforced by Allegiance under its own name, upon written request by Genuity and at Genuity's expense, Allegiance shall take all reasonable action requested by Genuity to enforce such warranties, representations, service agreements and indemnities.

        Section 8.11    DISCLAIMER.    EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER GENUITY NOR ALLEGIANCE MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, OR RESULTS TO BE DERIVED FROM THE USE OF ANY INFORMATION TECHNOLOGY SERVICE, SOFTWARE, HARDWARE OR OTHER MATERIALS PROVIDED UNDER THIS AGREEMENT. ALLEGIANCE DOES NOT REPRESENT OR WARRANT THAT THE INTEGRATED NETWORK SOLUTION PROVIDED BY ALLEGIANCE UNDER THIS AGREEMENT WILL BE UNINTERRUPTED OR ERROR FREE.

ARTICLE IX
CONFIDENTIALITY, DATA SECURITY, AUDIT RIGHTS

        Section 9.1    Confidential Information.

          (a)  Non-Disclosure of Trade Secrets and Confidential Information. During the Term, and indefinitely thereafter, neither Party will use, copy, or disclose, or permit any unauthorized person access to, any of the other Party's Trade Secrets, except as expressly directed by the other Party or as permitted herein in connection with this Agreement. During the Term and for a period of ** after termination thereof (except for Trade Secrets, for which these restrictions last so long as such information is a Trade Secret), neither Party will use, copy, or disclose, or permit any unauthorized person access to, any of the other Party's Confidential Information, except as expressly directed by that Party or as permitted herein in connection with this Agreement. Each Party will use the same degree of care in protecting the Confidential Information of the other Party as it uses to protect its own confidential information of a similar nature. Genuity shall use all efforts reasonable under the circumstances to deliver Confidential Information only to those individuals set forth in Schedule 9.1(a).

          (b)  Return of Materials. Each Party acknowledges that all Trade Secrets and Confidential Information of the other Party are the property of the other Party, its Affiliates and their respective licensors, as applicable. All notes, data, reference materials, sketches, disks, memoranda, tapes, manuals, files, documentation and records in any way incorporating or reflecting any of the Trade Secrets or Confidential Information of Genuity and/or its Affiliates will belong exclusively to Genuity and such Affiliates, and Allegiance agrees to return all copies of such materials in Allegiance's possession or control to Genuity, or certify the destruction thereof, upon request and, in any event, after the termination or expiration of this Agreement. All notes, data, reference materials, sketches, disks, memoranda, tapes, manuals, files, documentation and records in any way incorporating or reflecting any of the Trade Secrets or Confidential Information of Allegiance or its Affiliates will belong exclusively to Allegiance or its Affiliates and upon the termination or expiration of this Agreement, Genuity agrees to return all copies of such materials in Genuity's possession or control to Allegiance, or certify the destruction thereof.

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        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

        Section 9.2    Loss of Confidential Information or Trade Secrets.    The receiving Party will immediately notify the disclosing Party, in writing, of any disclosure, loss, or use in violation of this Agreement of a disclosing Party's Confidential Information or Trade Secrets.

        Section 9.3    Data.    All of a Party's Confidential Information and Trade Secrets are the exclusive property of such Party. The furnishing of such information, data, records and reports to, or access to such items by, the other Party and/or its subcontractors will not grant any express or implied license to or interest in the other Party and/or its subcontractors relating to such information, data, records and reports except as required to create, maintain and/or provide the Integrated Network Solution pursuant to this Agreement. Upon request by the disclosing Party, the receiving Party and/or its subcontractors will promptly deliver to the disclosing Party such Confidential Information and Trade Secrets in electronic format and in such hard copy as existing on the date of the request by the disclosing Party.

        Section 9.4    Permitted Use or Disclosure.    The prohibitions contained in this Article IX shall not apply to information that is: (a) available to the public other than by a breach of this Agreement; (b) rightfully received from a Third Party not in breach of an obligation of confidentiality; (c) independently developed by the receiving Party without access to the disclosing Party's Confidential Information or (d) known to the receiving Party prior to the time of disclosure. This Article IX shall not prohibit the production of information in compliance with applicable law or a court order, provided the disclosing Party is given reasonable notice of such law or order and an opportunity to attempt to preclude or limit such production. In addition, the prohibition shall not apply to employees, subcontractors, agents of either Party or independent auditors who have a need to know such Confidential Information, provided that such employees, subcontractors, agents and independent auditors must be subject to confidentiality restrictions. Subject to the above, the receiving Party agrees to cease using any and all materials embodying Confidential Information, and to promptly return such materials to the disclosing Party upon request. The receiving Party shall be fully responsible for any breach of this Article IX by its agents, representatives and employees. The receiving Party will promptly report to the disclosing Party any actual or suspected violation of the terms of this Agreement and will take all reasonable further steps requested by the disclosing Party to prevent, control or remedy any such violation.

        Section 9.5    Injunctive Relief.    It is agreed that the unauthorized disclosure or use of any Confidential Information may cause immediate or irreparable injury to the Party providing the Confidential Information, and that such Party may not be adequately compensated for such injury in monetary damages. Each Party therefore acknowledges and agrees that, in such an event, the other Party may be entitled to any temporary or permanent injunctive relief necessary to prevent such unauthorized disclosure or use, or threat of disclosure or use, and pursue all other remedies such Party may have at law or in equity.

        Section 9.6    Audits.

          (a)  Genuity Audit Rights. Genuity personnel and independent auditors who are from time to time designated by Genuity, and who agree in writing with Allegiance to the security and confidentiality obligations and procedures reasonably required by Allegiance (the "Genuity Auditors"), will be provided with reasonable access to relevant Allegiance books and records to enable them to conduct audits (each, an "Audit") of the Integrated Network Solution and the accuracy of all invoices. Audits will be conducted not more than ** during Allegiance's normal business hours. Genuity will also be provided with reasonable access to Allegiance's facilities which are used by Allegiance to provide the Integrated Network Solution and Genuity may perform audits and not more than ** for each location and during Allegiance's normal business hours. Genuity's audit right will continue during the ** and for ** thereafter; provided however, Genuity's audit right beyond the ** will be limited to the **.

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        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

          (b)  Audit Procedures. Genuity will provide Allegiance with at least ** prior written notice of an Audit. Allegiance will cooperate with the Audit, will make the information reasonably required to conduct the Audit available on a timely basis and will assist the Genuity Auditors as reasonably necessary; provided, however, that such cooperation will not oblige Allegiance to materially disrupt its business operations. Notwithstanding anything to the contrary in this Agreement, Allegiance will not be required to provide access to the proprietary data of Allegiance or other Allegiance customers. All information learned or exchanged in connection with the Audit, including, but not limited to, all materials and information with respect to Allegiance's business, products or operations, as well as any plans, projects, finances, techniques, inventions, products, strategies, clients or customers and the results of any Audit, is Confidential Information and will be subject to this Article IX. The Genuity Auditors shall use the Confidential Information only to determine Allegiance's compliance with this Agreement. If the Genuity Auditors determine that Allegiance is in compliance with this Agreement, then they shall notify Genuity simply that Allegiance is in compliance with this Agreement. The Genuity Auditors shall return all copies of the Confidential Information to Allegiance immediately upon completion of the Audit. Genuity shall be responsible for all costs related to any such Audit, including costs Allegiance incurs from a material disruption to Allegiance's operations resulting from the Audit.

ARTICLE X
TERM AND TERMINATION

        Section 10.1    Term.    The term of this Agreement will begin on the Effective Date and will end five (5) years from the Production Date (the "Term"), unless earlier terminated or extended in accordance with the provisions of this Agreement. Upon expiration of the initial Term, this Agreement shall be automatically renewed for up to ** additional ** terms (each, a "Renewal Term"), unless either Party notifies the other of non-renewal at least ** prior to the end of the initial Term or any Renewal Term, as applicable.

        Section 10.2    Termination by Either Party.    Either Party may terminate this Agreement for the following reasons:

          (a)  Material Breach. A material breach (a "Material Breach") of this Agreement by the other Party that remains uncured for thirty (30) days after receipt of written notice thereof; or

          (b)  Insolvency. A Party is unable to pay its debts or enters into or files (or has filed or commenced against it) a petition, arrangement, application, action or other proceeding seeking relief or protection under the bankruptcy laws of the United States or any similar laws of the United States or any state of the United States or any other country, or transfers all or substantially all of its assets to another person or entity in connection with any such bankruptcy proceeding.

        Section 10.3    Termination by Genuity.    Genuity may terminate this Agreement for the following reasons:

          (a)  Poor Performance. Upon thirty (30) days written notice, if:

              (i)  Allegiance fails to meet any Tier 1 Performance Warranties for any ** consecutive months, or ** period; provided, however, that if Allegiance improves the Integrated Network Solution to within ** of the Tier 1 Performance Warranties during the ** month of the ** month period addressed herein, Genuity will grant Allegiance an additional ** month grace period to achieve the Performance Warranties. If Allegiance fails to meet the Performance Warranties after such ** month grace period, the termination rights under this Section 10.3(a) may be invoked by Genuity; or

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        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

            (ii)  Allegiance fails to meet any Tier 2 Performance Warranties for any ** consecutive months, or ** period; provided, however, that in the case of Call Blocking Events, a minimum of ** modems must have been blocked during each of the relevant months.

          (b)  Termination Due to Purchase Price Offset. Upon thirty (30) days written notice, if Genuity has offset, or provided Allegiance notice that it will offset, against the Purchase Price, in accordance with Section 3.2(c), amounts in excess of ** excluding offsets relating to the occurrence of a Business Downturn as provided in Section 4.3, a Disaster as provided in Section 6.1 or a Force Majeure Event as provided in Section 6.2.

          (c)  Failure to Achieve Production Date. Upon the failure to achieve the Production Date as described in Section 1.1.

          (d)  Acceptance of **. Upon a** ** pursuant to Section 4.1.

        Section 10.4    Termination by Allegiance.    In addition to the reasons set forth in Section 10.2, Allegiance may terminate this Agreement for the following reasons:

          (a)  Payments. Failure by Genuity to pay the Purchase Price Payments in accordance with Article III of this Agreement, which payment remains uncured for a period of twenty (20) Business Days after written notice thereof from Allegiance to Genuity.

        Section 10.5    ** **.    In connection with the expiration or any termination of this Agreement, except for a termination under Section 10.3(c), ** Genuity shall cooperate in good faith with Allegiance in connection with Allegiance's obligations under this Section 10.5. Except as otherwise expressly provided in this Section 10.5 or under the **, the provisions of this Agreement will **. The ** will include, among other services mutually agreed upon by the Parties:

          (a)  **. Within ten (10) days following the effective date of any termination or expiration of this Agreement for which **.

          (b)  Payments. Genuity shall reimburse Allegiance for all costs, including termination costs, incurred by Allegiance in connection with **, in addition to a pro rata portion of the Purchase Price Payments.

          (c)  Specifications. Allegiance will, upon Genuity's request, **.

          (d)  Allegiance Software. Once a mutually acceptable license agreement has been executed by the Parties, Allegiance will deliver to Genuity the Allegiance Software and Allegiance Works actually owned by Allegiance, in object code and source code, and the existing documentation therefor, that will allow Genuity (or a Third Party Provider) to provide the Integrated Network Solution. Allegiance will reasonably assist Genuity in obtaining any Allegiance Software and Allegiance Works owned by a Third Party and set forth in Schedule 11.1(b), in object code and source code, and the existing documentation therefor, that will allow Genuity (or a Third Party Provider) to provide the Integrated Network Solution.

          (e)  Allegiance Licensed Software. Allegiance shall reasonably assist Genuity in obtaining licenses for Third Party Software used by Allegiance in providing the Integrated Network Solution.

          (f)    **. Allegiance will provide appropriate **.

        Section 10.6    Purchase Price Adjustment Upon Termination.    Upon any termination of this Agreement, Genuity or Allegiance, as the case may be, shall pay the applicable termination amount as provided in Schedule 10.6. The termination amount shall be calculated by treating the end of the ** as the date of termination of the Agreement under Schedule 10.6.

        Section 10.7    Effect of Termination/Survival of Selected Provisions.    Notwithstanding the expiration or earlier termination of the Integrated Network Solution or this Agreement for any reason however

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described, the following Sections of this Agreement will survive any such expiration or termination: Section 5.2, ARTICLE VIII, Sections 9.1 through 9.5, Section 10.5, Sections 10.6 through 10.8, ARTICLE XI, ARTICLE XII, ARTICLE XIII, Section 14.4, Section 15.4, Section 15.5, Section 15.7, Section 15.9 and Section 15.10.

        Section 10.8    Effect of Termination Without Cause.    Neither Party will be entitled to seek to recover damages from the other Party for termination of this Agreement without cause. No other liability or obligation will survive a termination without cause with the exception of those outlined in Section 10.7.

ARTICLE XI
INDEMNITIES

        Section 11.1    Indemnities.

          (a)  Claims Relating to Personal Injury and Property Damage. Allegiance and Genuity each will be responsible for Losses to their respective tangible personal or real property (whether owned or leased), and each Party agrees to look only to its own insuring arrangements (if any) with respect to such Losses. Each Party will be responsible for Losses for the death of or personal injury to any person (including any employee of either Party) and Losses for damages to any Third Party's tangible personal or real property (whether owned or leased) in each case to the extent caused by such Party, in accordance with the law of the jurisdiction in which such Loss is alleged to have occurred. Each Party (each, an "Indemnifying Party") will indemnify and defend the other Party (the "Indemnified Party") and hold the Indemnified Party harmless from any and all Losses arising out of, under or in connection with claims for which the Indemnifying Party is responsible under the preceding sentence.

          (b)  Infringement Claims.

              (i)  General.

              (A)  Allegiance agrees to defend Genuity and its Affiliates against any action to the extent that such action is based upon a claim that the Allegiance Software, Allegiance Works or Confidential Information provided by Allegiance, or any part thereof (collectively, the "Allegiance Proprietary Material") infringes a Third Party's Intellectual Property Rights (with respect to Allegiance Software and Allegiance Works, such items must be listed on the attached Schedule 11.1(b) and specifically identify applicable Third Party Software in order to be covered under the terms of this Section 11.1(b)); and

              (B)  Genuity agrees to defend Allegiance and its Affiliates against any action to the extent that such action is based upon a claim that the Genuity Software or Confidential Information provided by Genuity, or any part thereof (collectively, the "Genuity Proprietary Material", and together with the Allegiance Proprietary Material, the "Proprietary Material") infringes a Third Party's Intellectual Property Rights (with respect to Genuity Software, such items must be listed on the attached Schedule 11.1(b) and specifically identify applicable Third Party Software in order to be covered under the terms of this Section 11.1(b)) .

The Indemnifying Party will bear the expense of such defense and pay any damages and attorneys' fees that are attributable to such claim finally awarded by a court of competent jurisdiction.

            (ii)  Exclusions. The Indemnifying Party will have no liability to the Indemnified Party hereunder if any claim of infringement is based solely upon the use of the Proprietary Material provided by the Indemnifying Party hereunder in connection or in combination with equipment, devices or software supplied by the Indemnified Party or used in a manner that the Indemnifying Party expressly states the Proprietary Material should not be used. Also, the

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        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

Indemnifying Party will have no liability if the Indemnified Party modifies any Proprietary Material provided by the Indemnifying Party hereunder and such infringement would not have occurred but for such modification, or uses Proprietary Material in the practice of a patented process and there would be no infringement in the absence of such practice, or such claim arises out of the Indemnifying Party's compliance with specifications provided by the Indemnified Party and such infringement would not have occurred but for such compliance.

            (iii)  Additional Remedy. If Proprietary Material or Confidential Information becomes the subject of a claim under this Section 11.1(b), or in the Indemnifying Party's opinion is likely to become the subject of such a claim, then, in addition to defending the claim and paying any damages and attorneys' fees as required above in this Section 11.1(b), the Indemnifying Party will either:

              (A)  replace or modify the Proprietary Material or Confidential Information to make it noninfringing or cure any claimed misuse of another's trade secret; or

              (B)  procure for the Indemnified Party the right to continue using the Proprietary Material or Confidential Information pursuant to this Agreement. Any costs associated with implementing either of the above alternatives will be borne by the Indemnifying Party. If neither option is available to the Indemnifying Party through the use of reasonable, diligent efforts, the Indemnified Party will return such Proprietary Material or Confidential Information to the Indemnifying Party.

        Section 11.2    Indemnification Procedures.

          (a)  The Indemnified Party shall give to the Indemnifying Party written notice of any claim, action or proceeding commenced or threatened by a Third Party (a "Claim") for which the Indemnified Party seeks indemnification pursuant to the terms of Section 11.1. Such notice shall be given as promptly as practicable, but in all events within a period that will not prejudice the rights of the Indemnifying Party under this Agreement or the ability of the Indemnifying Party to defend the Claim. After receiving such notice, the Indemnifying Party shall be entitled to take control of the defense and investigation of such Claim and to employ and engage attorneys of its sole choice to handle and defend the same, at the Indemnifying Party's sole cost and expense. The Indemnifying Party must deliver written notice of its election to take such control of the Claim to the Indemnified Party not fewer than ** prior to the date on which a response to such Claim is due, or such lesser period as is reasonable given the nature of the Claim, and the notice and response time permitted by law or the facts and circumstances. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial, defense and settlement of such Claim, and any appeal arising therefrom. The Indemnified Party may participate in such investigation, trial, defense and settlement of such Claim and any appeal arising therefrom, through its attorneys or otherwise, at its own cost and expense. No settlement of a Claim that involves a remedy other than the payment of money by the Indemnifying Party shall be entered into without the consent of the Indemnified Party, which consent will not be unreasonably withheld.

          (b)  After notice to the Indemnified Party of the Indemnifying Party's election to assume full control of the defense of any such Claim, the Indemnifying Party shall not be liable for any legal expenses incurred thereafter in connection with the defense of that Claim by the Indemnified Party. If the Indemnifying Party does not promptly assume full control over and diligently pursue the defense of a Claim, the Indemnified Party shall have the right to defend, settle or otherwise resolve the Claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party, and the Indemnifying Party may participate in such defense, at its sole cost and expense.

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        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

ARTICLE XII
LIABILITY LIMITATIONS

        Section 12.1    General Limitation.    The liability of either Party to the other Party for all damages and other Losses arising out of or related to this Agreement for all claims, actions and causes of action of every kind and nature that arise or accrue, regardless of the form of action that imposes liability, whether in contract, equity, negligence, intended conduct, tort or otherwise, will be limited to and will not exceed, in the aggregate, for all the events that occur during any calendar year that give rise to a claim for such damages or other Losses, (a) if there is no termination of the Agreement then ** or (b) if there is a termination of the Agreement then the ** out of which the Loss arose; provided, however, that in no event shall the aggregate liability of either Party exceed in the aggregate (c) if there is no termination of the Agreement than ** or (d) if there is a termination of the Agreement then the ** of this Agreement.

        Section 12.2    WAIVER OF CONSEQUENTIAL AND PUNITIVE DAMAGES.    THE MEASURE OF DAMAGES OR OTHER LOSSES PAYABLE BY EITHER PARTY WILL NOT INCLUDE, AND NEITHER PARTY WILL BE LIABLE FOR, ANY AMOUNTS FOR LOSS OF INCOME, PROFIT OR SAVINGS, BUSINESS INTERRUPTION, LOSS OF DATA, OR INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE. ALL SUCH DAMAGES ARE EXPRESSLY WAIVED AND DISCLAIMED.

        Section 12.3    Exceptions to Limitations.    The limitations, waivers and disclaimers set forth in Section 12.1 and Section 12.2 do not apply to the liability of either Party resulting from: (a) either Party's nonperformance of its payment obligations as set forth in this Agreement; (b) that Party's indemnification obligations under Section 11.1; (c) that Party's willful and intentional Material Breach of this Agreement or (d) a Material Breach of the confidentiality provisions under this Agreement.

        Section 12.4    Contractual Statute of Limitations.    No demand for mediation or cause of action which arose out of an event or events which occurred more than ** prior to the filing of a demand for mediation or suit alleging a claim or cause of action may be asserted by either Party against the other.

        Section 12.5    Acknowledgment.    The Parties expressly acknowledge that the limitations, waivers, disclaimers and exclusions set forth in this Article XII have been actively and completely negotiated by the Parties and represent the Parties' agreement taking into account each Party's level of risk associated with the performance or nonperformance of its obligations under this Agreement and the payments and other benefits to be derived by each Party pursuant to this Agreement.

ARTICLE XIII
DISPUTE RESOLUTION

        Section 13.1    Dispute Resolution Procedures.    Any dispute between the Parties, either with respect to the interpretation of any provision of this Agreement or with respect to the performance by Allegiance or by Genuity hereunder, will be resolved as specified in Schedule 13.1.

        Section 13.2    Continued Performance.    Except where clearly prevented by the obligation in dispute, the Parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions of this Agreement.

20

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

ARTICLE XIV
ADDITIONAL AGREEMENTS

        Section 14.1    **

        Section 14.2    Cooperative Marketing.    Allegiance and Genuity agree that it is in their best interests to market each other's services. If Allegiance is approached by a customer or potential customer who desires certain services which Allegiance can supply within a specific area, but not beyond that area, Allegiance shall refer said customer or potential customer to Genuity if Allegiance and Genuity mutually agree that it is in both of their best interests for Allegiance to make such a referral.

        Section 14.3    **.

        Section 14.4    Non-Solicitation.    During the Term and for a period of ** thereafter, neither Party will solicit for employment as an employee, or retain as a consultant or contractor, any of the other Party's key employees involved with the Integrated Network Solution; provided, however, that Allegiance and Genuity may at any time hire any employee of Allegiance or Genuity, as applicable, that responds to an indirect solicitation (e.g., through a newspaper, magazine or trade journal advertisement).

ARTICLE XV
GENERAL

        Section 15.1    Independent Contractors.    The Parties are independent contractors, and this Agreement will not be construed as constituting either Party as partner, joint venturer or fiduciary of the other or to create any other form of legal association that would impose liability on one Party for the act or failure to act of the other or as providing either Party with the right, power or authority (express or implied) to create any duty or obligation of the other. Except as otherwise expressly provided in this Agreement, each Party has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed all work to be performed by it pursuant to this Agreement.

        Section 15.2    Entire Agreement, Updates, Amendments and Modifications.    This Agreement, including the Schedules and all exhibits, constitutes the entire agreement of the Parties with regard to the Integrated Network Solution and matters addressed therein, and all prior agreements, letters, proposals, discussions and other documents regarding the Integrated Network Solution and the matters addressed in this Agreement are superseded and merged into this Agreement. Updates, amendments and modifications to this Agreement may not be made orally, but will only be made by a written document signed by both Parties. Any terms and conditions varying from this Agreement on any order or written notification from either Party will not be effective or binding on the other Party.

        Section 15.3    Media Releases and Public Disclosures of Agreement.    Without the prior written consent of the other Party, neither Party shall issue or release any statement, advertisement, public announcement, media release or other similar publicity relating to this Agreement.

        Section 15.4    Waiver.    No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof.

        Section 15.5    Severability.    If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the Parties' original intentions as nearly as possible in accordance with applicable law(s).

        Section 15.6    Counterparts.    This Agreement may be executed in counterparts. Each such counterpart will be an original and together will constitute but one and the same document.

21

        Section 15.7    Governing Law.    This Agreement and any and all claims and disputes arising out of or in connection with or related to the relationships and arrangements between Genuity and Allegiance described in this Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without application of the principles of conflicts of laws thereof.

        Section 15.8    Assignment.    Allegiance may not assign this Agreement or its rights or obligations under this Agreement to a Third Party without the prior written consent of Genuity, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary, Genuity may reasonably withhold its consent on a request for assignment by Allegiance in connection with a merger of Allegiance or sale of a controlling interest in the voting stock of Allegiance, or a sale of substantially all of the assets of Allegiance, in each case, to an entity which is a competitor of Genuity as defined by Genuity. Genuity may not assign this Agreement or its rights or obligations under this Agreement to a Third Party without the prior written consent of Allegiance, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Allegiance expressly agrees and consents to the assignment of this Agreement to any entity created or established as a result of a merger between GTE Corporation and Bell Atlantic Corporation or to any Affiliate of Genuity, BBN Corporation or Genuity Solutions, Inc. Subject to the preceding sentence, this Agreement shall be binding on, and inure to the benefit of, the Parties and their successors and assigns.

        Section 15.9    Notices.

          (a)  Under this Agreement whenever one Party is required or permitted to give notice to the other Party, such notice will be in writing unless otherwise specifically provided herein and will be deemed given when delivered in hand, one day after being given to an express courier with a reliable system for tracking delivery, or five days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, or when sent by facsimile and thereafter delivered by one of the foregoing methods of delivery.

          (b)  Notifications will be addressed as follows:

      In the case of Genuity:

        Genuity Solutions, Inc.
        3 Van de Graaff Drive
        Burlington, MA 01803
        Attention: Daniel J. Moynihan III, Legal Division
        Facsimile: (781) 262-3408

        With a copy to:

        Genuity Solutions, Inc.
        22 Moulton Street
        MS: 3/b
        Cambridge, MA 02138
        Attention: Michael Kelliher
        Facsimile: (617) 873-4181

      In the case of Allegiance:

        Allegiance Telecom Company Worldwide
        c/o Allegiance Telecom, Inc.
        1950 North Stemmons Freeway
        Suite 3026
        Dallas, Texas 75207
        Attention: VP National Accounts
        Facsimile: (214) 461-8693

22

        with a copy to:

        Allegiance Telecom Company Worldwide
        c/o Allegiance Telecom, Inc.
        4 Westbrook Corporate Center
        Suite 400
        Westchester, Illinois 60154
        Attention: Senior Vice President & General Counsel
        Facsimile: (708) 836-5201

        Either Party hereto may from time to time change its address for notification purposes by giving the other prior written notice of the new address and the date upon which it will become effective.

        Section 15.10    Third Party Beneficiaries.    The Parties do not intend, nor will any Section hereof be interpreted, to create for any Third Party beneficiary rights with respect to either of the Parties.

        Section 15.11    Consents and Approvals.    The Parties agree that in any instance where consent, approval or agreement is required of a Party in order for the other Party to perform under or comply with the terms and conditions of this Agreement, then such Party will not unreasonably withhold or delay such consent, approval or agreement and where consent, approval or agreement cannot be provided, the Party will notify the other Party in a timely manner.

23

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

GENUITY SOLUTIONS, INC.		ALLEGIANCE TELECOM COMPANY WORLDWIDE
By:	/s/ Richard Stuntz	By:	/s/ Mark B. Tresnowski
Name:	Richard Stuntz	Name:	Mark B. Tresnowski
Title:	SVP, Network Services	Title:	SVP, General Counsel and Secretary

24

LIST OF SCHEDULES

Schedule A	Definitions
Schedule 2.1	Integrated Network Solution Diagram
Schedule 2.2	Configuration Plan
Schedule 2.4(a)	Serviceable Rate Centers
Schedule 2.6(a)	Performance Warranties and Performance Warranty Remedies
Schedule 5.1(a)	Approved Equipment
Schedule 5.1(b)	Technical Specifications
Schedule 7.4	Change Control Procedures
Schedule 9.1(a)	Allegiance Individuals Authorized to Receive Genuity Confidential Information
Schedule 10.6	Termination Value
Schedule 11.1(b)	Allegiance Software, Allegiance Works and Genuity Software Covered Under Indemnity Provisions of Section 11.1(b) and Subject to License Grants under Section 5.3
Schedule 13.1	Dispute Resolution Procedures
Schedule 14.1	Services Available from Genuity

1

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

SCHEDULE A

DEFINITIONS

        In this Agreement including the Schedules, the following terms will have the following meanings:

  "Acceptance Criteria" has the meaning set forth in Section 2.4(d).

  "Acceptance Period" has the meaning set forth in Section 2.4(e).

  "Administrative Services" has the meaning set forth in Section 2.5.

  "Affiliates" means, with respect to a Party, any entity at any time Controlling, Controlled by or under common Control with such Party.

  "Agreement" has the meaning set forth in the first paragraph of the Agreement.

  "Allegiance'' has the meaning set forth in the first paragraph of the Agreement.

  "Allegiance Project Executive" has the meaning set forth in Section 7.1(a) of the Agreement.

  "Allegiance Proprietary Material" has the meaning set forth in Section 11.1(b)(i)(A).

  "Allegiance Software" means the applications and systems software that is owned or licensed by Allegiance and used in the performance of Allegiance's obligations.

  "Allegiance Works" means literary works of authorship developed by Allegiance personnel and/or its contractors and used to provide the Integrated Network Solution, including without limitation user manuals, charts, graphs and other written documentation and machine-readable text and files.

  **.

  "Audit" has the meaning set forth in Section 9.6(a).

  "Authorized User" means a person or entity authorized to use the Integrated Network Solution by Genuity or Allegiance.

  "Average War Dialer Percentage" has the meaning set forth in Schedule 2.6(a).

  "Beta Extension Period" and "Beta Extension Periods" have the meaning set forth in Section 1.1.

  "Beta Test Period" means the period of time beginning on the Effective Date and ending on the Production Date.

  "Beta Tests" means testing of the Integrated Network Solution during the Beta Test Period by Allegiance and Genuity to determine whether the Integrated Network Solution meets the Acceptance Criteria.

  "Blocked Call" has the meaning set forth in Schedule 2.6(a).

  "Business Day" means Monday through Friday, excluding holidays.

  "Business Downturn" has the meaning set forth in Section 4.3.

  "Call Blocking Event" has the meaning set forth in Schedule 2.6(a).

  "Change Control Procedures" has the meaning set forth in Schedule 7.4.

  "Change Control Review Team" has the meaning set forth in Schedule 7.4.

  "Change Order" has the meaning set forth in Section 2.4(a).

  "Change Requests" has the meaning set forth in Schedule 7.4.

  "Claim" has the meaning set forth in Section 11.2(a).

1

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

  "Code" means computer programming code consisting of instructions or statements in a form readable by individuals (source code) or machines (object code).

  "Comparable Solution" has the meaning set forth in Section 4.2.

  **.

  "Confidential Information" shall mean information designated at the time of disclosure as confidential or which ought to be considered as confidential from its nature or from the circumstances surrounding its disclosure. Confidential Information includes, without limiting the generality of the foregoing, Proprietary Materials, the terms of this Agreement:

          (a)  information relating to the software or hardware products or Integrated Network Solution, or to the research and development projects or plans of the Party disclosing Confidential Information (the "Disclosing Party");

          (b)  information relating to the Disclosing Party's business, policies, strategies, operations, finances, plans or opportunities, including the identity of, or particulars about, the Disclosing Party's clients;

          (c)  information marked or otherwise identified as confidential, restricted, secret or proprietary, including, without limiting the generality of the foregoing, information acquired by inspection or oral disclosure provided such information was identified as confidential at the time of disclosure or inspection and is confirmed in writing with ten Business Days after the disclosure or inspection; and

          (d)  data obtained from the provision of the Integrated Network Solution.

  "Configuration Plan" has the meaning set forth in Section 2.2.

  "Contract Month" means the first calendar month following the Production Date and each calendar month thereafter.

  "Control, Controlling, Controlled" means possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

  "Converted Capacity" has the meaning set forth in Section 2.4.

  "CRF" or "Change Request Form" has the meaning set forth in Schedule 7.4.

  "Customer Reported Problems" has the meaning set forth in Schedule 2.6(a).

  "Customer Reported Problems Average" has the meaning set forth in Schedule 2.6(a).

  "Cumulative Required Capacity" has the meaning set forth in Section 2.4.

  "Daily Abnormal Disconnect Percentage" has the meaning set forth in Schedule 2.6(a).

  "Delivery of Ports" has the meaning set forth in Schedule 2.6(a).

  "Derivative Work" means a work based on one or more pre-existing works, including without limitation, a condensation, transformation, expansion or adaptation, which would constitute a copyright infringement if prepared without authorization of the owner of the copyright of such pre-existing work.

  "Disaster" has the meaning set forth in Section 6.1(a).

  "Disaster Recovery Plan" has the meaning set forth in Section 6.1(a).

  "Effective Date" means the date set forth in the first paragraph of the Agreement.

2

  "Final Acceptance" has the meaning set forth in Section 2.4(e).

  "Force Majeure Event" means any event, condition or circumstance that is beyond the control of the Party affected and that, despite all efforts of such Party to prevent it or mitigate its effects (including the implementation of the Disaster Recovery Plan), such event, condition or circumstance prevents the performance by such Party of its obligations hereunder. Force Majeure Events include, but are not limited to: (i) explosion and fire; (ii) flood, earthquake, storm, or other natural calamity or act of God; (iii) strike or other labor dispute; (iv) war, insurrection or riot; (v) acts of or failure to act by any governmental authority; (vi) with respect to performance of an obligation of Allegiance, non-performance which is under the sole control of Genuity.

  "Genuity" has the meaning set forth in the first paragraph of the Agreement.

  "Genuity Auditors" has the meaning set forth in Section 9.6(a).

  "Genuity Proprietary Material" has the meaning set forth in Section 11.1(b)(i)(B).

  "Genuity Software" means the applications and systems software that are owned or licensed by Genuity and used in the performance of Allegiance's obligations under this Agreement.

  "Implementation Plan" has the meaning set forth in Section 2.4.

  "Indemnified Party" and "Indemnifying Party" have the meanings set forth in Section 11.1(a).

  "Ineffective Call Percentage" has the meaning set forth in Schedule 2.6(a).

  "Intellectual Property Rights" means patents, trademarks, trade secrets, copyrights, mask work rights and other similar property rights.

  "Integrated Network Solution" has the meaning set forth in Article II.

  "Latency" has the meaning set forth in Schedule 2.6(a).

  "Losses" means all losses, liabilities, damages, and penalties (including taxes and all related interest and penalties incurred directly with respect thereto), and all related costs, expenses and other charges (including all reasonable attorneys' fees and reasonable costs of investigation, litigation, settlement judgment, interest and penalties).

  "Material Breach" has the meaning set forth in Section 10.2(a).

  "Mean Time To Respond" has the meaning set forth in Schedule 2.6(a).

  "Mean Time To Restore" has the meaning set forth in Schedule 2.6(a).

  "Mean Maximum Time To Restore" has the meaning set forth in Schedule 2.6(a).

  "Minimum Required Capacity" has the meaning set forth in Section 2.4.

  "Monthly Abnormal Disconnect Percentage" has the meaning set forth in Schedule 2.6(a).

  "Network" means Genuity's network of Ports used to provide dial-up access services to Genuity's customers.

  "Network Availability" has the meaning set forth in Schedule 2.6(a).

  "Network Services" has the meaning set forth in Section 2.2.

  "Notice" has the meaning set forth in Schedule 13.1.

  "Notice of Offer" has the meaning set forth in Schedule 4.1(b).

  "Out-of-Pocket Expenses" means costs and expenses actually incurred and substantiated by a Party.

3

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

  "Packet Loss Percentage" has the meaning set forth in Schedule 2.6(a).

  "Parties" means Allegiance and Genuity as detailed on the initial page of the Agreement.

  "Party" means Allegiance or Genuity as detailed on the initial page of the Agreement.

  "Performance Warranties" means the service levels and performance responsibilities under which the Integrated Network Solution will be provided. The Performance Warranties are described in Schedule 2.6(a).

  "Performance Warranty Remedies" has the meaning set forth in Section 2.6(a).

  "Port" means an individual data channel in the Network and all connections thereto, and to be deployed in the Network regardless of the physical product that houses such data channel in accordance with Configuration Plan, and includes the NAS, PRI, IMT's, Ethernet Switches, terminal concentration and POP router.

  "Port Software" has the meaning set forth in Section 5.1(c).

  "Production Date" means the date upon which Genuity has provided Allegiance with written notice of the conclusion of the Beta Test Period.

  "Proprietary Material" has the meaning set forth in Section 11.1(b)(i)(B).

  "Purchase Price" has the meaning set forth in Section 3.1(a).

  "Purchase Price Payment" has the meaning set forth in Section 3.2(b).

  "Renewal Term" has the meaning set forth in Section 10.1.

  "Request" has the meaning set forth in Section 2.4(a).

  "Required Capacity" has the meaning set forth in Section 2.4.

  "Re-submission Period" has the meaning set forth in Section 2.4(f).

  "Rotary" means a designated number of dial access modems serving a designated area by one (1) or more Telephone Numbers.

  "Serviceable Rate Centers" has the meaning set forth in Section 2.4(a).

  "Software" means Allegiance Software and Genuity Software.

  "Target Delivery Date" has the meaning set forth in Section 2.4(a).

  "Telephone Numbers" means telephone numbers obtained by Allegiance for use with the Ports.

  "Term" has the meaning set forth in Section 10.1, and any extension and renewal term described in the Agreement.

  **.

  **.

  **.

  "Third Party" means any entity other than Genuity, Allegiance or an Affiliate of either.

  "Third Party Agreements" means those contractual, leasing and licensing arrangements for which Allegiance has undertaken financial, management and/or administrative responsibility and Genuity receives any Third Party products, software and/or services in connection with the provision of the Integrated Network Solution.

4

  "Third Party Provider" means a business or entity other than a member of Genuity or Allegiance that provides products, software and/or services under a Third Party Agreement, in support of the provision of the Integrated Network Solution by Allegiance.

  "Third Party Software" means any Software that is owned by a Third Party and licensed to a Party for use in connection with the Integrated Network Solution provided hereunder.

  "Tier 1 Performance Warranties" means the Performance Warranties set forth on Schedule 2.6(a) that are designated "Tier 1."

  "Tier 2 Performance Warranties" means the Performance Warranties set forth on Schedule 2.6(a) that are designated "Tier 2."

  "Time to Respond" has the meaning set forth in Schedule 2.6(a).

  "Time to Restore" has the meaning set forth in Schedule 2.6(a).

  "Trade Secret" shall mean any Confidential Information of the party which owns and/or discloses such information, including but not limited to technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or Allegiance's, which: (i) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

  "Training Failure Event" has the meaning set forth in Schedule 2.6(a).

  "Training Failure Event Percentage" has the meaning set forth in Schedule 2.6(a).

  "War Dialer Percentage" has the meaning set forth in Schedule 2.6(a).

  "Y2K Compliant" means, in connection with Calendar-Related Data and Calendar-Related processing of Date Data, the Integrated Network Solution, Allegiance Software and Allegiance Works provided to Genuity pursuant to this Agreement, will not malfunction, will not cease to function, will not generate incorrect data and will not produce incorrect results.

  As used herein, the following additional defined terms shall have the following meanings:

    (a)
    "Calendar-Related" refers to data values based on the Gregorian calendar as defined in Encyclopedia Britannica, 15th edition, 1982, page 602, and to all uses in any manner of those date values including, without limitation, manipulations, calculations, conversions, comparisons and presentations.

    (b)
    "Date Data" means any Calendar-Related data value in the inclusive range January 1, 1900 through December 31, 2050, which any component of the Integrated Network Solution uses in any manner.

5

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

SCHEDULE 2.1

INTEGRATED NETWORK SOLUTION DIAGRAM

**

1

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

SCHEDULE 2.2

CONFIGURATION PLAN

**

1

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

SCHEDULE 2.4(a)

SERVICEABLE RATE CENTERS

**

1

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

SCHEDULE 2.6(a)
PERFORMANCE WARRANTIES AND PERFORMANCE WARRANTY REMEDIES

**

1

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

SCHEDULE 5.1(a)

APPROVED EQUIPMENT

        NAS equipment can be selected from**. Ethernet switching gear and IP routers will be from ** unless otherwise agreed to in writing by Genuity. Allegiance will propose and Genuity will approve the components and the rack designs for all products.

        All providers that are selected by Genuity will be evaluated in more detail and will undergo a beta test of their service prior to volume deployment.

1

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

SCHEDULE 5.1(b)
TECHNICAL SPECIFICATIONS

**

1

SCHEDULE 7.4
CHANGE CONTROL PROCEDURES

        Within thirty (30) days after the Effective Date and for the remainder of the Term, the Parties shall establish and maintain change control procedures for activities under this Agreement and to evolve the Integrated Network Solution (the "Change Control Procedures").

        The team of individuals tasked with supervising the Change Control Procedures and chaired by a Genuity representative and the Allegiance Project Executive or their respective designees (the "Change Control Review Team"), shall be the focal point for all requests for changes (the "Change Requests") and shall be responsible for promptly and diligently effecting the activities with respect to each Change Request.

        The Change Control Procedures shall include, at a minimum:

          (a)  Changes to this Agreement and the Integrated Network Solution may be requested by either Party. Since a change may affect the price, schedule or other terms, both a Genuity representative and the Allegiance Project Executive must review and approve, in writing, each Change Request before any Change Request is implemented.

          (b)  The Party proposing a Change Request will write a Change Request Form ("CRF"), describing the change, the rationale for the change and the effect that change will have, if completed, or the impact it will have, if rejected, on this Agreement and/or the Integrated Network Solution.

          (c)  Genuity's or Allegiance's representative, as appropriate, will review the proposed Change Request. If accepted, the CRF will be submitted to the other Party for review. If rejected, the CRF will be returned to the originator along with the reason for rejection.

          (d)  Genuity's and Allegiance's representatives will weigh the merits of the proposed Change Request and will decide whether further study of the Change Request is in order. Approval of a CRF proposed by Genuity for further study constitutes authorization by Genuity for Allegiance to proceed to investigate the CRF and invoice Genuity for such mutually agreed-upon costs incurred by Allegiance for resources outside of the Purchase Price. Approval of a CRF proposed by Allegiance for further study constitutes authorization by the Parties to further investigate and study the Change Request without charge to Genuity.

          (e)  Allegiance will present the results of the study to a Genuity representative detailing the technical merits, effects on price, schedule, and impact on other terms, conditions and modifications that will result from implementation of the proposed Change Request. A Genuity representative shall then either approve or reject the Change Request.

          (f)    Each approved Change Request will be implemented through a written change authorization and the Agreement and Schedules will be updated to reflect the changes in scope, price or terms and conditions, as appropriate.

1

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

SCHEDULE 9.1(a)

ALLEGIANCE INDIVIDUALS AUTHORIZED TO RECEIVE GENUITY CONFIDENTIAL INFORMATION

        **

        **

        **

        **

        **

        **

        **

1

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

SCHEDULE 10.6

TERMINATION VALUE

Post Production Date Contract Month	Payment by Genuity	Payment Due To Genuity Upon Termination*
1	**	**
2		**
3		**
4		**
5		**
6		**
7		**
8		**
9		**
10		**
11		**
12	**	**
13		**
14		**
15		**
16		**
17		**
18		**
19		**
20		**
21		**
22		**
23		**
24	**	**
25		**
26		**
27		**
28		**
29		**
30		**
31		**
32		**
33		**
34		**
35		**

1

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

Post Production Date Contract Month	Payment by Genuity	Payment Due To Genuity Upon Termination*
36	**	**
37		**
38		**
39		**
40		**
41		**
42		**
43		**
44		**
45		**
46		**
47		**
48		**
49		**
50		**
51		**
52		**
53		**
54		**
55		**
56		**
57		**
58		**
59		**
60	**	**

        This Schedule is subject to change based on the date of Allegiance's achievement of the Minimum Required Capacity in accordance with the Implementation Plan and Section 3.1. If a recalculation of the termination values in this Schedule is necessary, then the recalculation shall be performed in the same manner in which the original calculation was performed.

*
Amounts assume payment by Genuity of amounts set forth in prior column with the exception of any offsets against the Purchase Price Payments.

2

SCHEDULE 11.1(b)

ALLEGIANCE SOFTWARE, ALLEGIANCE WORKS AND GENUITY SOFTWARE
COVERED UNDER INDEMNITY PROVISIONS OF SECTION 11.1(b) AND SUBJECT
TO LICENSE GRANTS UNDER SECTION 5.3

[TO BE PROVIDED BY THE PARTIES]

1

SCHEDULE 13.1

DISPUTE RESOLUTION PROCEDURES

        Upon the occurrence of a good faith dispute, the Parties shall adhere to the following procedures:

        (a)    Designated Representation.

            (i)    Upon the written request of either Party, each of the Parties will appoint a designated representative who does not devote substantially all of his or her time to performance under this Agreement whose task it will be to meet for the purpose of endeavoring to resolve such dispute.

            (ii)  The designated representatives shall meet as often as necessary to gather and furnish to the other Party all information with respect to the matter in issue that is appropriate and germane in connection with its resolution.

            (iii)  Such representatives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding relating thereto.

            (iv)  During the course of such negotiation, all reasonable requests made by one Party to the other for non-privileged information reasonably related to this Agreement, will be honored in order that each Party may be fully advised of the other Party's position.

            (v)  The specific format for such discussions will be left to the discretion of the designated representatives, but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other Party.

        (b)    Escalation to Officers.    If the designated representatives do not resolve the dispute within thirty (30) days after the date of receipt by the other Party of a request to appoint a designated representative as described in subsection (a) (the "Notice"), then the dispute shall be escalated to an officer of Genuity and an officer of Allegiance, for their review and resolution.

        (c)    Mediation.    If the dispute is not resolved by the Parties' officers within ninety (90) days after the Notice, the Parties agree to try in good faith to resolve the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to litigation or some other dispute resolution procedure.

        (d)    Injunctive Relief.    Notwithstanding any other provision of this Schedule 13.1, either Party may resort to court action for injunctive relief at any time if the dispute resolution processes set forth in this Section would permit or cause irreparable injury to such Party or any Third Party claiming against such Party, due to delay arising out of the dispute resolution process.

1

SCHEDULE 14.1

SERVICES AVAILABLE FROM GENUITY

Dedicated Internet Access

Dial Internet Access

Broadband Internet Access

Web Hosting

VPN Services

Managed Security Services

VOIP Services

Private Line Transport Services

ATM Transport Services

1

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

1

**Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.
8.7		Compliance	13
8.8		Network Access	13
8.9		Viruses	13
8.10		Pass-Through Rights	14
8.11		Disclaimer	14
ARTICLE IX CONFIDENTIALITY, DATA SECURITY, AUDIT RIGHTS			14
9.1		Confidential Information	14
9.2		Loss of Confidential Information or Trade Secrets	15
9.3		Data	15
9.4		Publicly Available Information	15
9.5		Injunctive Relief	15
9.6		Audits	15
ARTICLE X TERM AND TERMINATION			16
10.1		Term	16
10.2		Termination By Either Party	16
10.3		Termination by Genuity	16
10.4		Termination by Allegiance	17
10.5		**	17
10.6		Purchase Price Adjustment Upon Termination	17
10.7		Effect of Termination/Survival of Selected Provisions	17
10.8		Effect of Termination Without Cause	18
ARTICLE XI INDEMNITIES			18
11.1		Indemnities	18
11.2		Indemnification Procedures	19
ARTICLE XII LIABILITY LIMITATIONS			20
12.1		General Limitation	20
12.2		Waiver Of Consequential And Punitive Damages	20
12.3		Exceptions to Limitations	20
12.4		Contractual Statute of Limitations	20
12.5		Acknowledgment	20
ARTICLE XIII DISPUTE RESOLUTION			20
13.1		Dispute Resolution Procedures	20
13.2		Continued Performance	20
ARTICLE XIV ADDITIONAL AGREEMENTS			21
14.1	**	Error! Bookmark not defined.
14.2		Cooperative Marketing	21
14.3	**	Error! Bookmark not defined.
14.4		Non-Solicitation	21
ARTICLE XV GENERAL			21
15.1		Independent Contractors	21
15.2		Entire Agreement, Updates, Amendments and Modifications	21
15.3		Media Releases and Public Disclosures of Agreement	21
15.4		Waiver	21
15.5		Severability	21
15.6		Counterparts	21
15.7		Governing Law	22

2

15.8	Assignment	22
15.9	Notices	22
15.10.	No Third Party Beneficiaries	23
15.11	Consents and Approvals	23

3

EXHIBIT 10.21

** Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

AMENDMENT ONE
TO
INTEGRATED NETWORK SOLUTION
PURCHASE AGREEMENT

        THIS AMENDMENT ONE TO THE INTEGRATED NETWORK SOLUTION PURCHASE AGREEMENT dated July 24, 2000 by and between Genuity Solutions, Inc. and Allegiance Telecom Company Worldwide (this "Amendment") is entered into as of September 29, 2000 (the "Effective Date") by and between Genuity Solutions, Inc. with a principal business address at 3 Van de Graaff Drive, Burlington, Massachusetts 01803 ("Genuity") and Allegiance Telecom Company Worldwide with a principal business address at 1950 N. Stemmons Freeway, Suite 3026, Dallas, Texas 75207 ("Allegiance") (collectively, the "Parties").

        In consideration for the progress made by Allegiance during the Beta Tests, and to provide initial capacity prior to the Production Date, the Parties desire to Amend the Integrated Network Solution Purchase Agreement (the "Agreement").

        It is the intention of the Parties to amend the Agreement to: (i) provide for a fourth (4th) Beta Extension Period and therefore allow for a maximum of one hundred eighty (180) days of Beta Testing; (ii) revise the Implementation Plan to cause Allegiance to deliver capacity sooner in time; (iii) grant Genuity the right to require Allegiance, in the event that Allegiance is unable to meet the demands of the revised Implementation Plan or to fulfill Requests in accordance with the terms of the Agreement, to provide substitute capacity, meeting the performance requirements and subject to the performance standards and credits contained in its existing Master Service Agreement, as a substitute to delivery of required capacity (with the provision of such substitute capacity being otherwise governed by the Agreement, and with any costs related to the provision of the substitute capacity to be included in the Purchase Price of the Integrated Network Solution); (iv) revise the schedule of Purchase Price Payments to reflect the increased time duration of the capacity requirements; and (v) grant Genuity the option, upon Allegiance's successful completion of the Beta Testing and achievement of the Production Date, to terminate the Master Service Agreement or to allow it to continue to govern with respect to the performance requirements of the Initial Required Capacity and the Substitution Capacity until May 1, 2000 at which time such Master Service Agreement shall automatically terminate.

        NOW, THEREFORE, in consideration of the mutual covenants, warranties, representations and promises contained herein and intending to be legally bound hereby, the Parties agree as follows:

Amendment

Definitions

        Capitalized terms used in this Amendment shall have the meanings set forth below:

"Agreement" has the meaning set forth in the second paragraph of the Amendment.

"Allegiance" has the meaning set forth in the initial paragraph of the Amendment.

"Amendment" has the meaning set forth in the initial paragraph of the Amendment.

"Effective Date" has the meaning set forth in the initial paragraph of the Amendment.

"Genuity" has the meaning set forth in the initial paragraph of the Amendment.

"Parties" means Genuity and Allegiance as detailed in the initial paragraph of the Amendment.

Confidential

Terms

  (1)
  All terms of this Amendment shall supersede any conflicting terms set forth in the Agreement.

  (2)
  Any terms of the Agreement not expressly amended or replaced herein shall remain in full force and effect.

  (3)
  Section 1.1(b) of the Agreement shall be amended to allow for three (3) additional Beta Extension Periods rather than two (2); for a total of four (4) Beta Extension Periods rather than three (3).

  (4)
  Section 1.1(e) shall be added to Article 1 of the Agreement and shall read as follows:

      "During the Beta Test Period and any extensions thereof, and upon thirty (30) days written notice to Genuity, Allegiance may change the NAS equipment to any approved equipment set forth in Schedule 5.1(a) or to such other equipment as may be approved by Genuity from time to time."

  (5)
  Section 2.1 of the Agreement shall be amended by adding the following language at the end of such Section:

      "As part of the Integrated Network Solution, Allegiance shall provide the Initial Required Capacity (as defined below) and the Substitution Capacity (as defined below) to Genuity."

  (6)
  Section 2.4 of the Agreement shall be amended by inserting the following language before the last sentence of the first paragraph of such Section:

      "From September 1, 2000 until the earlier to occur of either (i) the Production Date or (ii) February 9, 2001, Allegiance shall provide Genuity with PRI Services (the "Initial Required Capacity") in accordance with the Implementation Plan set forth below."

  (7)
  Section 2.4 of the Agreement shall be amended by replacing the last sentence of the first paragraph of such Section with the following language:

      "The Initial Required Capacity shall be converted by Allegiance in accordance with a mutually agreed upon schedule and shall constitute partial satisfaction of the Minimum Required Capacity (the "Converted Capacity"). Such conversion shall occur on a one to twenty-four (1:24) ratio where one (1) PRI equals twenty-four (24) Ports."

Confidential

2

** Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

  (8)
  Section 2.4 of the Agreement shall be amended by replacing the existing Implementation Plan with the following Implementation Plan:

Contract Month	Initial Capacity	Converted Capacity	Required Capacity	Cumulative Required Capacity

Month 1	**		**	**

Month 2	**		**	**

Month 3	**		**	**

Month 4	**		**	**

Month 5	**		**	**

Month 6	**		**	**

Month 7	**		**	**

Month 8	**		**	**

Month 9	**		**	**

Month 10	**		**	**

Month 11	**		**	**

Month 12	**		**	**

Month 13-60	**		**	**

  (9)
  Section 2.4 of the Agreement shall be amended by striking the final sentence of the second paragraph of such Section.

  (10)
  Section 2.4 of the Agreement shall be amended by adding a third    paragraph to such Section with the following language:

      "If Allegiance fails to implement the applicable Converted Capacity, the applicable Required Capacity and the applicable Cumulative Required Capacity by the Production Date, then Allegiance shall provide PRI Services as a substitution for the aforementioned capacities at ** to Genuity and as part of the Purchase Price (the "Substitution Capacity"). If Allegiance utilizes Genuity paid-for backhaul services in lieu of its own, Allegiance ** for so long as such backhaul services are utilized. All such rebates shall be offset against the next Purchase Price Payment in accordance with Section 3.2(c)."

Confidential

3

** Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

  (11)
  Section 2.4 of the Agreement shall be amended by adding a fourth paragraph to such Section with the following language:

      "The Master Service Agreement (the "Master Service Agreement") between BBN Corporation and Allegiance dated December 16, 1998 shall remain in effect with regard to the Initial Required Capacity and the Substitution Capacity provided by Allegiance, but only with respect to any service level or other performance standard applied to the PRI Services thereunder and any credits associated therewith. The terms of this Agreement shall control for all other purposes pertaining to the Initial Required Capacity and the Substitution Capacity. Upon the completion of the Beta Test Period where the Integrated Network Solution has met the Acceptance Criteria, and Allegiance has achieved the Production Date, Genuity may, at its option, either terminate the Master Service Agreement with no further obligation on either Party's part with respect to such agreement, with the exception of items that survive the agreement as provided in Section 2 of said agreement, or may allow the Master Service Agreement to remain in effect with regard to the service levels, performance criteria and credits pertaining to the Initial Required Capacity and the Substitution Capacity until May 1, 2001, at which time, the Master Service Agreement shall automatically terminate with no further obligation on either Party's part with respect to such agreement, with the exception of items that survive the agreement as provided in Section 2 of said agreement. Upon any termination of the Master Service Agreement, the service levels, performance criteria and credits pertaining to the Initial Required Capacity and the Substitution Capacity shall survive and be incorporated into this Agreement for purposes of evaluating and crediting the Initial Required Capacity and the Substitution Capacity only. If Allegiance does not achieve the Production Date, and Genuity decides to terminate the Agreement, Genuity, at its option, may choose to continue obtaining PRI Services from Allegiance under the Master Service Agreement for its Term."

  (12)
  Section 2.4(b) of the Agreement shall be amended by deleting the last sentence of such Section and replacing said sentence with the following language:

      "In the event that a Request is deemed unfulfilled, Allegiance shall provide Substitution Capacity in the amount necessary to fulfill such unfulfilled Request at ** to Genuity, and included in the Purchase Price. In the event that Substitution Capacity is unavailable, then for each month that such Request is unfulfilled by Allegiance, Genuity shall offset against the next Purchase Price Payment an amount equal to the number of Ports in that Request multiplied by either (a) **for the ** or (b) **."

  (13)
  Section 3.1(a) of the Agreement shall be amended by replacing the existing schedule with the following schedule:

Milestone	Purchase Price Payment

**	**

**	**

**	**

**	**

**	**

**	**

Confidential

4

** Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

  (14)
  Section 3.2(c) of the Agreement shall be amended to include Section 2.4 amongst the section references.

  (15)
  Section 14.1 of the Agreement shall be amended by adding the following language at the end of such Section:

      "Notwithstanding the foregoing, Allegiance shall use its **"

  (16)
  Schedule A shall be amended by adding the following definitions:

      "Initial Required Capacity" shall have the meaning set forth in Section 2.4.

      "Master Service Agreement" shall have the meaning set forth in Section 2.4.

      "PRI Services" means PRI, collocation and backhaul services provided by Allegiance to Genuity.

      "Substitution Capacity" has the meaning set forth in Section 2.4.

  (17)
  Schedule 10.6 of the Agreement shall be amended to reflect the revised Purchase Price Payment schedule. The recalculation of the Schedule shall be performed in the same manner in which the original calculation was performed.

        IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

GENUITY SOLUTIONS, INC.		ALLEGIANCE TELECOM COMPANY WORLDWIDE
By:	/s/ JEFFREY S. FEINBERG	By:	/s/ MARK B. TRESNOWSKI
Name:	Jeffrey S. Feinberg	Name:	Mark B. Tresnowski
Title:	VP, Remote Access Implementation	Title:	SVP, General Counsel

Confidential

5

** Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

AMENDMENT TWO
TO
INTEGRATED NETWORK SOLUTION
PURCHASE AGREEMENT

        THIS AMENDMENT TWO TO THE INTEGRATED NETWORK SOLUTION PURCHASE AGREEMENT dated July 24, 2000 by and between Genuity Solutions, Inc. and Allegiance Telecom Company Worldwide (this "Amendment") is entered into as of December 29, 2000 (the "Effective Date") by and between Genuity Solutions, Inc. with a principal business address at 3 Van de Graaff Drive, Burlington, Massachusetts 01803 ("Genuity") and Allegiance Telecom Company Worldwide with a principal business address at 1950 N. Stemmons Freeway, Suite 3026, Dallas, Texas 75207 ("Allegiance") (collectively, the "Parties").

        In consideration for the achievement of the Production Date by Allegiance, and to update and amend the Termination Schedule based on such achievement, the Parties desire to Amend the Integrated Network Solution Purchase Agreement (the "Agreement").

        It is the intention of the Parties to amend the Agreement to: (i) update and amend the Termination Schedule set forth in Schedule 10.6 of the Agreement; (ii) revise the Implementation Plan to reflect a Cumulative Required Capacity of ** for December 2000 and a Cumulative Required Capacity of ** for January 2001; (iii) finalize a revised Implementation Plan within fourteen (14) Business Days of the execution of this Amendment.

        NOW, THEREFORE, in consideration of the mutual covenants, warranties, representations and promises contained herein and intending to be legally bound hereby, the Parties agree as follows:

Amendment

Definitions

        Capitalized terms used in this Amendment shall have the meanings set forth below:

"Agreement" has the meaning set forth in the second paragraph of the Amendment.

"Allegiance" has the meaning set forth in the initial paragraph of the Amendment.

"Amendment" has the meaning set forth in the initial paragraph of the Amendment.

"Business Days" shall have the same meaning as set forth in the Agreement.

"Effective Date" has the meaning set forth in the initial paragraph of the Amendment.

"Genuity" has the meaning set forth in the initial paragraph of the Amendment.

"Parties" means Genuity and Allegiance as detailed in the initial paragraph of the Amendment.

Terms

  (1)
  All terms of this Amendment shall supersede any conflicting terms set forth in the Agreement.

  (2)
  Any terms of the Agreement not expressly amended or replaced herein shall remain in full force and effect.

  (3)
  The Implementation Plan set forth in Section 2.4 of the Agreement shall be amended by replacing the Cumulative Required Capacity of ** for Month 4 with **, and by replacing the Cumulative Required Capacity of ** for Month 5 with **.

  (4)
  The Parties intend to amend the Implementation Plan set forth in Section 2.4 of the Agreement further by agreeing to a revision of such Implementation Plan within fourteen (14) Business Days of the execution of this Amendment.

  (5)
  Schedule 10.6 of the Agreement shall be amended by replacing the second and third columns with the Termination Value Schedule attached hereto.

        IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

GENUITY SOLUTIONS, INC.		ALLEGIANCE TELECOM COMPANY WORLDWIDE
By:	/s/ JEFFREY S. FEINBERG	By:	/s/ CHRIS MALINOWSKI
Name:	Jeffrey S. Feinberg	Name:	Chris Malinowski
Title:	VP, Remote Access Implementation	Title:	Sr. VP, Strategic Sales

Confidential

** Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

TERMINATION VALUE SCHEDULE

Payment by Genuity	Payment Due to Genuity Upon Termination *
**	**
**
**
**
**
**
**	**
**
**
**
**
**
**
**
**	**
**
**
**
**
**
**
**
**
**
**
**
**	**
**
**
**
**
**
**
**
**
**
**
**

Confidential

2

** Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

**	**
**
**
**
**
**
**
**
**
**
**
**
**
**
**
**
**
**
**
**
**
**
**
**
**
**
**	**

Confidential

3

EXECUTION COPY

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

AMENDMENT THREE
TO
INTEGRATED NETWORK SOLUTION
PURCHASE AGREEMENT

        THIS AMENDMENT THREE TO THE INTEGRATED NETWORK SOLUTION PURCHASE AGREEMENT dated July 24, 2000 by and between Genuity Solutions Inc. and Allegiance Telecom Company Worldwide (this "Amendment") is effective as of December 31, 2001 (the "Amendment Effective Date") by and between Genuity Solutions Inc. with a principal business address at 225 Presidential Way, Woburn, Massachusetts 01801 ("Genuity") and Allegiance Telecom Company Worldwide with a principal business address at 9201 North Central Expressway, Dallas Texas 75231 ("Allegiance") (collectively, the "Parties").

        WHEREAS, in consideration of the performance of the Parties under the Integrated Network Solution Purchase Agreement dated July 24, 2000, as amended by Amendment One to the Agreement dated September 29, 2000 and Amendment Two to the Agreement dated December 29, 2000 (collectively, the "Agreement"), the Parties have determined it to be in their best interests to expand their existing relationship by increasing the scope and breadth of the Integrated Network Solution; and

        WHEREAS, the Parties desire to further amend the Agreement to include, without limitation, (i) a new Minimum Required Capacity of ** Ports; (ii) a revised Implementation Plan reflecting the new Minimum Required Capacity of ** Ports; (iii) a revised Purchase Price Payment Schedule; (iv) an updated and amended Termination Schedule; and (v) certain other revisions and additions.

        NOW, THEREFORE, in consideration of the mutual covenants, warranties, representations and promises contained herein and intending to be legally bound hereby, the Parties agree as follows:

Amendment

Definitions

        Capitalized terms used in this Amendment shall have the meanings set forth below. All capitalized terms used herein but not defined herein shall have the meaning set forth in the Agreement.

        "Agreement" has the meaning set forth in the preamble.

        "Allegiance" has the meaning set forth in the initial paragraph of the Amendment.

        "Amendment" has the meaning set forth in the initial paragraph of the Amendment.

        "Amendment Effective Date" has the meaning set forth in the initial paragraph of the Amendment.

        "**" has the meaning set forth in Section (41) of this Amendment.

        "**" has the meaning set forth in Section (29) of this Amendment.

        "** Overall Network Average" means, for a particular Performance Warranty metric, the average performance achieved with respect to such metric by other vendors of **, excluding Genuity and any of its integrated network solution providers with the exception of those providers that also provide dial-up access services directly to **, which provide services or solutions similar to the Integrated Network Solution corresponding to such Performance Warranty metric covering the same measurement period as the corresponding Performance Warranty measurement period.

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

        "**" has the meaning set forth in Section (42) of this Amendment.

        "**" has the meaning set forth in Section (42) of this Amendment.

        "Credit Agreement" means the Credit and Guaranty Agreement, dated as of February 15, 2000, by and among Allegiance, Allegiance Telecom, Inc., certain domestic subsidiaries of Allegiance Telecom, Inc. and the Lenders, as such Credit and Guaranty Agreement may be amended or modified from time to time. The Credit Agreement is attached hereto as Exhibit A.

        "Cumulative Required Capacity" has the meaning set forth in Section 2.4 of the Agreement, but includes ** and **.

        "** Configuration Acceptance Criteria" has the meaning set forth in Section (5) of this Amendment.

        "** Configuration Beta Benchmark and ** Configuration Beta Benchmarks" have the meaning set forth in Section (5) of this Amendment.

        "** Configuration Beta Tests" has the meaning set forth in Section (5) of this Amendment.

        "** Configuration Beta Test Period" shall mean: (a) the ** day ** period described in Section (5) of this Amendment; and (b) **day ** described in Section (5) of this Amendment which in total shall not exceed ** days.

        "** Configuration Production Date" means the date upon which Genuity has provided Allegiance with written notice of the successful conclusion of the ** Configuration Beta Test Period.

        "DRANO" has the meaning set forth in Section (3) of this Amendment.

        "Genuity" has the meaning set forth in the initial paragraph of the Amendment.

        "Historical Data" has the meaning set forth in Section (5) of this Amendment.

        "Hubbing Architecture" has the meaning set forth in Section (7) of this Amendment.

        "LNP" means local number portability, as such term is generally understood in the telecommunications industry.

        "Minimum Required Capacity" has the meaning set forth in Section 2.4 of the Agreement, but includes ** and **.

        "New Equipment Beta Tests" has the meaning set forth in Section (5) of this Amendment.

        "** Beta Tests" has the meaning set forth in Section (4) of this Amendment.

        "**" means any **provided to Genuity by Allegiance in the **.

        "**" means any **provided to Genuity by Allegiance in the **.

        "Parties" means Genuity and Allegiance as detailed in the initial paragraph of the Amendment.

        "Phase One" means, for each of the SS7 Beta Tests and the ** Configuration Beta Tests, the ** day ** described in Section (3) and Section (5) of this Amendment respectively.

        "Phase Two" means, for each of the SS7 Beta Tests and the ** Configuration Beta Tests, the ** which in total shall not exceed ** days in either case, described in Section (3) and Section (5) of this Amendment respectively.

        "PM" shall mean Genuity's Program Manager.

        "PRI Operating Platform" means services provided by Allegiance utilizing an Integrated Services Digital Network-Primary Rate Interface (ISDN PRI) based network infrastructure.

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

        "**" has the meaning set forth in Section (15) of this Amendment.

        "**" has the meaning set forth in Section (15) of this Amendment.

        "Serviceable Rate Centers" has the meaning set forth in Section (15) of this Amendment.

        "SS7 Acceptance Criteria" has the meaning set forth in Schedule 1.2 of this Amendment.

        "SS7 Beta Benchmark and SS7 Beta Benchmarks" have the meaning set forth in Section (3) of this Amendment.

        "SS7 Beta Tests" has the meaning set forth in Section (3) of this Amendment.

        "SS7 Beta Test Period" shall mean: (a) the ** period described in Section (3) of this Amendment; and (b) the ** day ** period(s) described in Section (3) of this Amendment which in total shall not exceed ** days.

        "SS7 Conversion Schedule" has the meaning set forth in Section (14) of this Amendment.

        "SS7 Gateway Reporting Requirements" has the meaning set forth in Schedule 5.1(b) of this Amendment.

        "SS7 Operating Platform" means services provided by Allegiance utilizing a Signaling System Seven (SS7) based network infrastructure.

        "SS7 Production Date" means the date upon which Genuity has provided Allegiance with written notice of the successful conclusion of the SS7 Beta Test Period.

        "Third Party Provider" has the meaning set forth in Section (4) of this Amendment.

        "Third Party Provider Services" means PRI and backhaul received by Allegiance from a Third Party Provider for purposes of providing ** to Genuity.

Terms

(1)
All terms of this Amendment shall supersede any conflicting terms set forth in the Agreement as heretofore amended.

(2)
Any terms of the Agreement as heretofore amended not expressly amended or replaced herein shall remain in full force and effect.

(3)
Section 1.2 shall be added to Article I of the Agreement and shall read as follows:

        "Section 1.2 SS7 Beta Testing. Notwithstanding Section 2.3 of the Agreement, prior to implementing the Integrated Network Solution utilizing an SS7 Operating Platform, the Parties will conduct beta testing of the SS7 Operating Platform (the "SS7 Beta Tests") in accordance with the testing criteria and procedures set forth below. The Parties shall in good faith initiate SS7 Beta Tests as soon as practicable. The SS7 Beta Tests shall be commenced, performed and reviewed in accordance with the procedures, requirements and criteria set forth in Schedule 1.2.

  (a) SS7 Beta Test Period. Following the ** of ** of the SS7 Beta Test Period, and following ** period of ** of the SS7 Beta Test Period thereafter, to the extent necessary (each such period, a "SS7 Beta Benchmark" and collectively, the "SS7 Beta Benchmarks"), Genuity's Director of Remote Access and Network Optimization ("DRANO") and the Allegiance Project Executive will meet to review the results of the SS7 Beta Tests and to determine whether or not the Integrated Network Solution utilizing an SS7 Operating Platform has met the SS7 Acceptance Criteria.

  (b) Achievement of SS7 Production Date. If Genuity determines that the SS7 Beta Tests demonstrates that the Integrated Network Solution utilizing the SS7 Operating Platform meets the

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

  SS7 Acceptance Criteria, Genuity will notify Allegiance in writing that the SS7 Beta Test Period is concluded and the SS7 Production Date has been achieved.

  (c) SS7 Beta Benchmarks and Conclusion. In accordance with the terms set forth in Section 1.2(a), during Phase Two of the SS7 Beta Tests, Genuity shall promptly notify Allegiance of the performance of the Integrated Network Solution utilizing the SS7 Operating Platform following each SS7 Beta Benchmark for the duration of the SS7 Beta Test Period until such time as Genuity determines that the Integrated Network Solution utilizing the SS7 Operating Platform either has met the SS7 Acceptance Criteria as set forth in Schedule 1.2 of this Amendment and achieved the SS7 Production Date, or has failed to meet the SS7 Acceptance Criteria as set forth in such Schedule and has failed to achieve the SS7 Production Date. If Genuity determines that the SS7 Beta Tests demonstrate that the Integrated Network Solution utilizing the SS7 Operating Platform does not meet the SS7 Acceptance Criteria as defined in Schedule 1.2, Genuity will notify Allegiance in writing of said failure within five (5) days of the completion of Phase Two of the SS7 Beta Tests, and Genuity will either notify Allegiance that it will proceed as if the SS7 Production Date has been achieved or, otherwise, Allegiance will continue to provide the Integrated Network Solution using the existing PRI Operating Platform at no additional cost to Genuity beyond the Purchase Price.

  (d) Disputes Arising from Genuity's Determination of Failure. If a dispute arises regarding Genuity's determination that the SS7 Operating Platform has failed to meet the SS7 Acceptance Criteria based on Genuity's interpretation of the data contained in the pertinent performance reports, Allegiance shall have the right, as in any dispute under the terms of this Agreement, to dispute such interpretation pursuant to Article XIII and the procedures set forth in Schedule 13.1. Until such time as the dispute is resolved and Allegiance meets the SS7 Acceptance Criteria, Allegiance will not be deemed to have achieved the SS7 Production Date and will continue to provide the Integrated Network Solution utilizing the existing PRI Operating Platform at no additional cost to Genuity beyond the Purchase Price. For purposes of this Section 1.2, "pertinent performance reports" shall mean those reports set forth in Schedule 2.6(a) of this Agreement and Schedule 1.2 of this Agreement.

  (e)
  Costs Associated with the SS7 Beta Test Period. Any costs associated with the SS7 Beta Tests shall be deemed to be included in the Purchase Price."

(4)
Section 1.3 shall be added to Article I of the Agreement and shall read as follows:

        "Section 1.3 ** Beta Testing. Prior to implementing any ** utilizing any third party service provider (each a "Third Party Provider"), Allegiance, with the cooperation of such Third Party Provider and Genuity, may elect to conduct beta testing of such ** (the "** Beta Tests") and Allegiance shall determine whether or not the Third Party Provider has achieved the necessary criteria to enter into production. In order to facilitate any such ** Beta Tests, Genuity agrees to:

  (a)
  provide maintenance windows as necessary;

  (b)
  provide LOA/CFA to commence ** Beta Testing;

  (c)
  migrate traffic to the ** Beta site; and

  (d)
  provide reporting in Genuity's possession pertaining to any performance criteria.

        Any costs associated with the ** Beta Tests shall be the responsibility of Allegiance; provided however, Genuity shall not charge Allegiance for any costs associated with its participation in the ** Beta Tests as described above."

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

(5)
Section 1.4 shall be added to Article I of the Agreement and shall read as follows:

        "Section 1.4 New Equipment Beta Testing. Prior to implementing the Integrated Network Solution, or any component thereof, utilizing any equipment, configurations, architectures or other technology that has not been subjected to beta testing pursuant to Section 1.1 or Section 1.2, which is considered to be a new technology not already in use on the Network, and with Genuity approval, Allegiance shall submit such equipment, configuration, architecture or other technology to beta testing ("New Equipment Beta Tests") in accordance with testing criteria and procedures which shall be developed on a case by case basis, but which shall be comparable to the timeframes, performance metrics and testing procedures set forth herein. Genuity's approval regarding submission of such equipment, configuration, architecture or other technology to New Equipment Beta Testing shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the **and** shall be the subject of beta testing as discussed below in Section 1.4(b).

          (a)  ** Configuration. If Allegiance desires to use the ** configuration and to submit such configuration to New Equipment Beta Testing (the "** Configuration Beta Tests"), the following criteria, and only the following criteria, must be met:

  (i)
  Phase One of the ** Configuration Beta Tests. Simultaneously with ** of the SS7 Beta Tests, the Parties shall undertake ** configuration. Such **shall take place for a period of **days, after which time, the Parties shall jointly develop and submit a plan to **, based on the performance data gathered, for purposes of identifying and aiding the Parties and ** in correcting any issues which may exist. Notwithstanding the foregoing, ** of the ** Configuration Beta Tests shall proceed immediately following the ** day period described in this Section, irrespective of whether any issues identified as a result of the data gathering described in this Section have been corrected; and

  (ii)
  ** of the ** Configuration Beta Tests. Subsequent to ** of the ** Configuration Beta Tests, ** of the ** Configuration Beta Tests shall commence, during which the ** configuration must perform on average in accordance with the Performance Warranties contained in Schedule 2.6(a) and the Technical Specifications set forth in Schedule 5.1(b) for a ** of ** days (collectively the "** Configuration Acceptance Criteria"). In no event shall ** of the ** Beta Test exceed ** days.

  (iii)
  ** Configuration Beta Test Period. Following the ** days of ** of ** Configuration Beta Test Period, and following each ** days of ** of the ** Configuration Beta Test Period thereafter, to the extent necessary, (each such period, a "** Configuration Beta Benchmark" and collectively, the "** Configuration Beta Benchmarks"), Genuity's DRANO and the Allegiance Project Executive will meet to review the results of the ** Configuration Beta Tests to determine whether or not the Integrated Network Solution utilizing the ** configuration has met the ** Configuration Acceptance Criteria.

  (iv)
  ** Configuration Beta Benchmarks and Conclusion. In accordance with the terms set forth in Section 1.4(a)(iii)  of this Agreement, during ** of the ** Configuration Beta Tests, Genuity shall promptly notify Allegiance of the performance of the Integrated Network Solution utilizing the ** configuration following each ** Configuration Beta Benchmark for the duration of the ** Configuration Beta Test Period until such time as Genuity determines that the Integrated Network Solution utilizing the ** configuration either has met the ** Configuration Acceptance Criteria and achieved the ** Configuration Production Date, or has failed to meet the ** Configuration Acceptance Criteria and has failed to achieve the ** Configuration Production Date. If Genuity determines that the ** Configuration Beta Tests demonstrate that the Integrated Network Solution utilizing the ** configuration does not meet the ** Configuration Acceptance Criteria, Genuity will notify Allegiance in writing of said failure within five (5) days of the completion of ** of the ** Configuration Beta Tests, and

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

  Genuity will either notify Allegiance that it will proceed as if the ** Configuration Production Date has been achieved or, otherwise, Allegiance will continue to provide the Integrated Network Solution using the existing ** configuration at no additional cost to Genuity beyond the Purchase Price.

  (v)
  Implementation of the ** Configuration. The implementation of the ** configuration shall occur no earlier than **. If the Integrated Network Solution utilizing ** configuration fails to operate in accordance with the Performance Warranties set forth in Schedule 2.6(a) of this Agreement following Allegiance's deployment of the Integrated Network Solution utilizing the ** configuration in a production environment, promptly following Genuity's request, Allegiance will defer continued deployment of the Integrated Network Solution utilizing such ** configuration while the Parties jointly conduct a root cause analysis for a period that will not exceed twenty (20) days. If the Parties determine during such twenty (20) day period that the ** configuration, and not some other aspect of the network, has caused the Integrated Network Solution to fail to operate in accordance with the Performance Warranties set forth in Schedule 2.6(a) of this Agreement, then Allegiance shall continue to defer its deployment of such ** configuration until such time as the operational problems have been resolved or the Integrated Network Solution utilizing the ** configuration can be demonstrated to operate in accordance with the Performance Warranties set forth in Schedule 2.6(a) of this Agreement.

        (b) **.

  (i)
  Within thirty (30) days following the Amendment Effective Date, Genuity shall provide to Allegiance all data reasonably available to Genuity including, without limitation, the contents of that certain report that was presented to ** by Genuity, and the historical performance data pertaining to the ** and ** equipment in Genuity's network (collectively, the "Historical Data"). In the event the Integrated Network Solution fails to meet the Performance Warranties contained in Section 2.6(a) and if Allegiance is able to prove to Genuity's reasonable satisfaction that such performance failures were directly caused by the ** and/or the ** then Allegiance shall not be subject to Performance Warranty Remedies under this Agreement or a claim for breach by Genuity based on such performance failures.

  (ii)
  The ** and ** shall be subject to separate ** day ** beta trials in which each piece of equipment shall perform ** for such ** day period in accordance with the Performance Warranties set forth in Schedule 2.6(a) and the Technical Specifications set forth in Schedule 5.1(b). Genuity shall have the right to audit the site and installation of the equipment."

(6)
Section 2.1 shall be renumbered to become Section 2.1(a).

(7)
Section 2.1(b) shall be added to Article II of the Agreement and shall read as follows:

        "(b) Hubbing Architecture. The hubbing architecture utilized in providing the Integrated Network Solution shall be as set forth in Schedule 2.1(b) (the "Hubbing Architecture"). Allegiance shall not provision the Integrated Network Solution with an architecture other than the one set forth in Schedule 2.1(b) without the express written consent of Genuity. Notwithstanding the foregoing, Allegiance may modify the Hubbing Architecture if such modification does not impact the latency or increase the bandwidth of the Integrated Network Solution, and with ** days advance written notice to Genuity."

(8)
Section 2.2 of the Agreement shall be amended by adding to the existing sentence the following language:

        ...(the "Network Services") "and the Third Party Provider Services"...

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

(9)
The first sentence of the second paragraph of Section 2.3 of the Agreement shall be amended and replaced in its entirety with the following:

        "Upon Allegiance's written request, which request shall not be delivered to Genuity prior to the expiration of the first ** of Phase Two of the SS7 Beta Test Period, Genuity shall develop modifications to its existing tool set to be compatible with a NFAS configuration, and such development shall be completed within ** days following the commencement of Phase Two of the SS7 Beta Test Period."

(10)
Sections 2.4(a), (b), (c), (d), (e), (f) and (g) shall be renumbered and become Sections 2.5(a), (b), (c), (d), (e), (f) and (g). Accordingly, former Section 2.5 and Section 2.6 shall be renumbered and become Section 2.6 and Section 2.7, respectively. All other Section references contained in the Agreement shall be deemed to be updated as appropriate.

(11)
The first paragraph of Section 2.4 beginning "Genuity will, from time to time request" shall be renumbered and become a new Section 2.4(a) and shall be amended by replacing the second sentence of such Section with the following:

        "During the Term, Genuity will request, and Allegiance will implement, a minimum of ** Ports (the "Minimum Required Capacity") in accordance with the Implementation Plan. The new Minimum Required Capacity shall consist of ** Ports of ** and ** Ports of **."

(12)
The fourth sentence of the former Section 2.4 shall be amended and restated in its entirety with the following:

        "If Genuity desires to exceed the Minimum Required Capacity, Genuity shall **. For purposes of this Section 2.4, "comparable ratio" shall mean that Genuity shall have the ability to increase the percentage ratio of ** to **, but not of ** to **. Notwithstanding the foregoing, if the ** configuration fails to meet the criteria set forth in Section 1.4(a) of this Agreement, and Genuity chooses not to deploy such ** configuration based on such failure, then if Genuity desires to exceed the Minimum Required Capacity, Allegiance shall determine the pricing it will offer to Genuity for such capacity in excess of the Minimum Required Capacity on a case by case basis, and Allegiance shall have no obligation to provide Genuity with such excess capacity, and Genuity shall have no obligation to accept the capacity in excess of the Minimum Required Capacity at such pricing if Genuity disapproves of such excess capacity pricing."

(13)
The former Section 2.4 of the Agreement (now Section 2.4(a)) shall be amended by replacing the existing Implementation Plan with the following Implementation Plan:

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

IMPLEMENTATION PLAN

Contract Month	**	**	Cumulative Required Capacity
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**

(14)
The former Section 2.4 of the Agreement shall be amended by adding the following sentence at the end of such Section:

  "In no event shall Substitution Capacity be a remedy for a failure to implement either ** or **."

(15)
The former Section 2.4(a) of the Agreement (now Section 2.5(a)) shall be amended and restated as follows:

  "(a) Submission of Requests for Required Capacity. Except for Genuity's first request for Required Capacity after the Production Date or as may otherwise be agreed to by the Parties, Genuity will submit to Allegiance requests for Ports that will satisfy the Required Capacity (each, a "Request" and, collectively, the "Requests") until Genuity has reached the Minimum Required Capacity.

  Requests by Genuity may include an amount of capacity not to exceed ** percent ** greater than that which Genuity desires to be implemented in the months covered by such Requests. The purpose of this excess capacity is to allow a greater "candidate pool" from which Allegiance may choose to implement the capacity required by Genuity for the months covered by the Request. Allegiance may only implement any excess capacity beyond the Cumulative Required Capacity contemplated by the Implementation Plan for the period covered by the Request upon express written consent by Genuity. However, any such excess capacity which has not been implemented by Allegiance in the applicable months covered by the Request with the express written consent of Genuity must be implemented by Allegiance in the ** months following the period covered by the Request.

  Requests will be placed only in the rate centers defined as serviceable and set forth on Schedule 2.5(a).1 (the "**") and Schedule 2.5(a).2 (the "**") (collectively, the "Serviceable Rate Centers") which shall be updated by Allegiance from time to time. Genuity shall not have the right to Request ** after ** without the consent of Allegiance. Such consent shall not be unreasonably withheld or delayed. Genuity shall have the right to request that additional rate centers be added

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

  to Schedule 2.5(a).1 and Schedule 2.5(a).2. Upon such request by Genuity, Allegiance shall use commercially reasonable efforts to respond to such request as soon as practicable, but in no event shall Allegiance respond later than sixty (60) days after receipt of such request, and Allegiance shall either: (i) accept said request and update the appropriate Schedule with the additional rate center(s); or (ii) accept said request conditioned upon Genuity's acceptance of any actual incremental cost associated with the addition of the requested rate center(s).

  Each Request will be submitted at least ** days prior to the target delivery date, which target delivery date will in all cases be the ** of the month (the "Target Delivery Date") except for the months of ** in which the Target Delivery Date will be the ** day of each such month. Any Request received by Allegiance in ** of ** and/or for implementation within the first ** months of ** shall not be required to be received ** days prior to the Target Delivery Date. However, Genuity shall provide Allegiance with a Request for any ** which shall be implemented in ** or **, as set forth in the Implementation Plan, by **.

  Each Request will set forth the: (i) Serviceable Rate Centers where the Ports will be provided; (ii) Target Delivery Date; and (iii) quantity of Ports. Further, with the exception of the ** and the ** to be implemented in December 2001 and the ** months of **, each Request for new ** or new ** requiring LNP shall include a six (6) digit call data number which shall be provided ** days prior to the Target Delivery Date, and again at intervals of **days, ** days and ** days prior to the Target Delivery Date. For any Request for ** or ** requiring LNP which is to be implemented in the ** months of ** the six (6) digit call data number shall be provided on ** In the event that the six (6) digit call data provided by Genuity is inaccurate and the inaccuracy of such six (6) digit call data directly causes Allegiance to provision inadequate trunking, and therefore violate any of the Performance Warranties under this Agreement or to default with regard to its delivery obligations set forth herein, Allegiance shall not be subject to any Performance Warranty Remedies associated with such Performance Warranties, any offsets in the form of credits associated with any failure to deliver or a claim for breach by Genuity based on such performance or delivery failures as a result thereof, subject to the time limits and requirements set forth below. As soon as Allegiance becomes aware that any six (6) digit call data provided by Genuity is inaccurate, Allegiance, acknowledging that time is of the essence, shall use commercially reasonable efforts to cure any delivery defaults or Performance Warranty violations caused by the inaccurate six (6) digit call data. In no event shall such cure period exceed ** days from the date of receipt of live traffic for any new ** or ** requiring LNP, and in no event shall Allegiance be exempted from Performance Warranty Remedies, delivery failure offsets or claims of breach by Genuity based on such performance or delivery failures as a result thereof beyond such ** day period. For purposes of this Section 2.5(a), inaccurate call data shall mean that Genuity provided Allegiance with six (6) digit call data which: (i) contained the wrong city; (ii) was outdated; or (iii) which when regenerated and matched against its original source, does not match the data contained in such original source.

  Each Request will be clearly marked as such, and will be delivered by Genuity through electronic mail or by hand delivery to the individuals designated by Allegiance. Each Request will be subject to acceptance by Allegiance before it will become effective. Allegiance will notify Genuity within ten (10) days of the receipt of each Request of its acceptance of the Request. If no notice is received by Genuity within said time period, then the Request will be deemed to have been accepted by Allegiance.

  If any Request that complies with the requirements of this Section is rejected by Allegiance, then for every month that said Request is rejected by Allegiance, Genuity shall offset against the next Purchase Price Payment an amount equal to the number of Ports in that Request multiplied by either (a) ** dollars ** for the ** and ** such ** or (b) ** dollars ** for each ** thereafter. After a Request is placed by Genuity and accepted by Allegiance, Genuity may modify the Request by

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

  submitting to Allegiance a written change order (a "Change Order") to reallocate the number of Ports located within certain Serviceable Rate Centers. Change Orders: (i) cannot reallocate more than ** percent ** of the Ports subject to the original Request; (ii) must be submitted at least: (A) ** days before the original Target Delivery Date in the case of ** or ** that is being relocated to **; (B) ** days before the original Target Delivery Date in the case of relocation of other ** or (C) ** days before the original Target Delivery Date in the case of relocation of ** or more Ports to a different Serviceable Rate Center; and (iii) will have a mutually agreed revised Target Delivery Date."

(16)
The former Section 2.4(b) of the Agreement (now Section 2.5(b)) shall be amended by adding the following sentence at the end of the section:

  "Notwithstanding anything contained herein to the contrary, in no event shall Allegiance be subject to: (a) any delivery offsets in the form of credits or a claim of breach by Genuity for non-fulfillment of a Request associated with the implementation for ** or ** or (b) Performance Warranty Remedies or a claim of breach by Genuity based on Performance Warranties or delivery obligations with respect to Ports requiring LNP in ** and **2, until **."

(17)
A new Section 2.4(b) shall be added to Article II of the Agreement and shall read as follows:

  "(b) ** Utilizing SS7 Operating Platform. Upon successful completion of the SS7 Beta Tests and achievement of the SS7 Production Date, but no earlier than **, the ** may be delivered using Ports implemented utilizing the SS7 Operating Platform. Otherwise, the ** shall be delivered using Ports implemented utilizing the existing PRI Operating Platform, or the NFAS configuration after completion of the SS7 Beta Test Period if the Integrated Network Solution utilizing the SS7 Operating Platform fails to meet the SS7 Acceptance Criteria set forth in Schedule 1.2 and thereby fails to achieve the SS7 Production Date, and only after successful completion of NFAS beta testing. The Parties agree that certain existing ** shall be converted from the PRI Operating Platform to the SS7 Operating Platform in accordance with a conversion schedule to be developed by the Parties after the successful completion of SS7 Beta Testing and the first successful implementation of the Integrated Network Solution utilizing the SS7 Operating Platform thereafter (the "SS7 Conversion Schedule"), but in no event shall the ** be converted from a PRI Operating Platform to a SS7 Operating Platform at a conversion rate of more than ** until Allegiance has proven the stability of the SS7 conversion process to Genuity's satisfaction. Genuity acknowledges that the ** limitation contained in the preceding sentence may dictate the order in which markets may be converted to the SS7 Operating Platform. If the Integrated Network Solution utilizing the SS7 Operating Platform fails to operate in accordance with the Performance Warranties set forth in Schedule 2.6(a) of this Agreement following Allegiance's deployment of the Integrated Network Solution utilizing the SS7 Operating Platform in a production environment, promptly following Genuity's request, Allegiance will defer continued deployment of the Integrated Network Solution utilizing such SS7 Operating Platform while the Parties jointly conduct a root cause analysis for a period that will not exceed ** days. If the Parties determine during such ** day period that the SS7 Operating Platform, and not some other aspect of the network, has caused the Integrated Network Solution to fail to operate in accordance with the Performance Warranties set forth in Schedule 2.6(a) of this Agreement, then Allegiance shall continue to defer its deployment of such SS7 Operating Platform until such time as the operational problems have been resolved or the Integrated Network Solution utilizing the SS7 Operating Platform can be demonstrated to operate in accordance with the Performance Warranties set forth in Schedule 2.6(a) of this Agreement."

(18)
The former Section 2.4(c) of the Agreement (the new Section 2.5(c)) shall be amended by replacing the first sentence with the following sentence:

          "Genuity may cancel or reschedule a Request, without penalty, by providing Allegiance notice: (i) ** days before the original Target Delivery Date in the case of ** or ** Capacity that is being

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

  relocated to **; (ii) ** days before the original Target Delivery Date in the case of relocation of other ** or (iii) ** days before the original Target Delivery Date in the case of relocation of ** or more Ports to a different Serviceable Rate Center. If no relocation of Ports is occurring, then Genuity may cancel or reschedule a Request, without penalty, by providing Allegiance notice: (i) ** before the original Target Delivery Date in the case of **; or (ii) ** before the original Target Delivery Date in the case of **."

(19)
A new Section 2.4(c) shall be added to Article II of the Agreement and shall read as follows:

  "(c) ** and **. The Required Capacity, the Cumulative Required Capacity and the Minimum Required Capacity may be satisfied using a combination of ** and **."

(20)
Section 2.4(d) of the Agreement shall be amended, renumbered as Section 2.5(d) and restated in its entirety to read as follows:

  "(d) Delivery and Installation. Prior to the delivery of Ports, Allegiance will complete such initial tests as it deems necessary to determine that the Ports will meet the Acceptance Criteria. Upon Allegiance's good faith determination that the Ports meet the Acceptance Criteria, Allegiance will deliver and install the Ports to the Serviceable Rate Center(s) designated in the Request. Upon successful implementation, Allegiance will provide to Genuity notice that it has completed installation and that the Ports are ready for Genuity acceptance testing. As used herein, "Acceptance Criteria" means that the Ports introduced into the Integrated Network Solution function such that: (i) not more than the ** percent ** is in the applicable rate center, and not more than the ** percent ** in the applicable rate center; (ii) not more than the ** percent ** is in the applicable rate center, and not more than the ** is the ** in the applicable rate center and (iii) not more than the ** is in the applicable rate center, and not more than the ** is the only provider in the applicable rate center.

  With regard to the Acceptance Criteria set forth above, if Allegiance **

(21)
The former Section 2.4(e) of the Agreement (now Section 2.5(e)) of the Agreement shall be amended by adding the following language at the end of such section:

  "Notwithstanding the foregoing, the Parties acknowledge and agree that with regard to the December 2001 ** to be implemented by Allegiance and actually installed by Allegiance on or before **, the timeframes for commencing acceptance testing will be extended to no later than **. If such ** achieves Final Acceptance as a result of testing conducted during the initial Acceptance Period, then ** shall be deemed to have achieved Final Acceptance in December 2001. Once Genuity has commenced acceptance testing as required by this Section 2.5(e), all other terms and conditions set forth herein and set forth in Section 2.5(f) below shall apply."

(22)
The former Section 2.4(g) of the Agreement (now Section 2.5(g)) of the Agreement shall be amended by replacing such Section in its entirety with the following language:

  "(g) Operational Commitment.

    (i)
    Genuity shall **; provided that the foregoing shall **. The aforementioned operational commitments shall not apply to Ports which are decommissioned as a result of: (A) Allegiance's failure to meet Performance Warranties under the terms of this Agreement; (B) Allegiance's failure to meet implementation obligations under the terms of this Agreement or (C) with the exception of the events described below in this Section, any other event which would give rise to a reduction in capacity under the terms of this Agreement. Notwithstanding anything contained herein to the contrary, the operational commitments shall apply to Ports which are decommissioned as a result of: (X) Genuity's ** as set forth in Section 4.1 of this Agreement; (Y) a Business Downturn as set forth in

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

      Section 4.3 of this Agreement or (Z) any of the events set forth in Section 14.5 of this Agreement.

    (ii)
    Notwithstanding Section 2.5(g)(i) above, Genuity shall have the right to relocate a Port in operation at any time during the Term of the Agreement upon proper notice as described in the following sentence and payment of reasonable expenses in connection with Ports that have not satisfied the appropriate operational commitment, provided however, Genuity must maintain the applicable Cumulative Required Capacity. Proper notice shall be: (A) ** days in the case of ** or ** that is being relocated to **; (B) ** days in the case of relocation of other **; or (C) ** days in the case of relocation of ** or more Ports to a different Serviceable Rate Center. For purposes of this Section, reasonable expenses shall mean reasonable, verifiable and actual out-of-pocket expenses and associated taxes, if any, incurred by Allegiance, but excluding Allegiance's overhead costs (or allocations thereof), administrative expenses or other markups.

    (iii)
    Genuity shall only be required to maintain its operational commitment as set forth above if Allegiance implements the Cumulative Required Capacity for each month as set forth in the Implementation Plan. If Allegiance fails to implement the Cumulative Required Capacity for any given month, provided such failure is not due to any act or omission on the part of Genuity which causes such failure, including, without limitation, Genuity's failure to issue Requests in accordance with the Cumulative Required Capacity as set forth in the Implementation Plan, then as to the capacity not implemented, Genuity shall have the right to reduce its operational commitment for that month, and for any subsequent month(s) for which Allegiance fails to implement the Cumulative Required Capacity on a month by month basis. For example, if Allegiance implements ** of the required ** Ports of ** for April 2002 in April 2002, and implements the balance of such ** in May 2002, the operational commitment for the ** Ports would be **, but the operational commitment for the ** Ports would be ** Notwithstanding the foregoing, the operational commitment shall not be reduced as described above with respect to capacity to be implemented in December 2001, January 2002 and February 2002 unless such capacity has not been implemented by March 2002, at which time the month by month reduction of the operational commitment shall begin to apply with respect to any then-undelivered capacity for such months."

(23)
Section 2.6(d) shall be added to the Agreement and shall read as follows:

  "(d) ** Performance. In addition to the Performance Warranty Remedies and other remedies provided in this Article II, in the event that any ** should (i) fail to meet any Tier 1 Performance Warranties (with the exception of Abnormal Disconnects) for any ** months, or **, (ii) fail to meet any Tier 2 Performance Warranties for any ** or (iii) fail to meet the Performance Warranty for ** for **, then Genuity shall have the right to cause Allegiance to provide such affected ** through another Third Party Provider at ** within one hundred twenty (120) days of the aforementioned failure(s). If either: (i) Allegiance fails to secure another such Third Party Provider to provide the affected ** within such one hundred twenty (120) day period or (ii) the ** provided by the new Third Party Provider fails to meet the Performance Warranties as set forth above, Allegiance shall not have the right to secure another Third Party Provider to provide such affected ** and Genuity shall have the right to remove from operation any affected Ports being provided by a Third Party Provider failing to meet the Performance Warranties with respect to the affected Ports without charge, thereby reducing the Minimum Required Capacity and the Cumulative Required Capacity, and a corresponding amount of the Purchase Price, without further obligation or liability. Further, if any ** is not implemented in accordance with Section 2.4 and Section 2.5 of this Agreement due to consistent or chronic implementation failures on the part of a Third Party Provider which constitute ** percent ** of that Third Party Provider's total implementation

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

  obligations, Genuity shall have the right to cause Allegiance to provide all future ** through another Third Party Provider at ** within one hundred twenty (120) days of the aforementioned failure(s)."

(24)
Section 2.6(e) shall be added to the Agreement and shall read as follows:

  "(e) Interface Agreement/Operating Procedures. The Parties as well as any Third Party Provider shall adhere to and perform in accordance with the Interface Agreement/Operating Procedures document. The Parties understand that such document is a fluid document, and may be altered or modified without amending this Agreement."

(25)
The Purchase Price Payment Schedule set forth in Section 3.1(a) of the Agreement shall be amended and replaced in its entirety with the following schedule:

"Purchase Price Payment Schedule*

**	**
**	**
**	**
**	**
**	**
**	**
**	**
**	**
**	**
**	**

Total Payments	$550,837,822

*
New pricing shall be effective for all capacity as of **, and capacity implemented prior to the Amendment Effective Date shall be at the pricing set forth in the Agreement until such time."

  All language following the Purchase Price Payment Schedule in Section 3.1(a) of the Agreement shall be deleted in its entirety, with the exception of the final paragraph in such Section which shall be amended and restated in its entirety as follows:

          "For each additional ** bps of average bandwidth available at peak per user outbound ** per Port that Genuity requests Allegiance to provide hereunder, Allegiance shall provide such additional bandwidth at a charge to Genuity of ** per Port per month for the ** bps of such bandwidth requested by Genuity, and at a charge to Genuity of ** per Port per month for ** bps of such bandwidth requested by Genuity thereafter."

(26)
Section 3.1(a) of the Agreement shall be further amended by adding the following language directly subsequent to the Purchase Price Payment Schedule:

  "The Parties agree to meet at least sixty (60) days prior to the date a Purchase Price Payment is due to reevaluate and revise in good faith the Purchase Price Payment Schedule set forth in this Section 3.1(a) and the termination value set forth in Schedule 10.6 of this Agreement based on the actual implementation which has occurred (provided that Genuity shall be required to maintain the applicable Cumulative Required Capacity to the extent actual implementation is less than the applicable Cumulative Required Capacity as a result of Genuity's failure to Request Ports in accordance with the terms of the Agreement), and any offsets due Genuity based on its rights under the terms of this Agreement. Genuity shall have the right to offset against the Purchase Price Payment due in September 2002, an amount equal to the value of the Cumulative Required

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

  Capacity not delivered in December 2001, January 2002 and February 2002. Any revision of the aforementioned Schedules shall only be effective upon mutual agreement by the Parties, and only after being reduced to writing and signed by both Parties. If Allegiance and Genuity, in good faith, do not agree on the actual implementation which has occurred, the Requests which have been placed relative to the Cumulative Required Capacity Requirements, the aforementioned offsets or the revisions to be made to either the Purchase Price Payment Schedule or the termination value set forth in Schedule 10.6 of this Agreement, either Party shall have the right, as in any dispute under the terms of this Agreement, to initiate the dispute resolution process pursuant to Article XIII and the procedures set forth in Schedule 13.1.

(27)
Section 4.1 of the Agreement shall be amended and replaced in its entirety with the following:

"Section 4.1 **"

(28)
Section 4.3 of the Agreement shall be amended by replacing the second to last sentence in such section in its entirety with the following sentence:

  "**."

(29)
Section 4.3 of the Agreement shall be further amended by adding the following language at the end of such Section which states as follows:

  "For purposes of this Section 4.3, a Business Downturn shall include, but not be limited to any reductions or downturn in business resulting ** based on any conduct, action or omission on the part of ** which would have **, if Genuity did not exercise such reduction or downturn (any such conduct, action or impact, an "**"). Further, the Parties expressly agree that for purposes of this Section 4.3, a Business Downturn shall not include a **, in its sole discretion, without any **.

  The Parties expressly agree that the occurrence of the following events, in each case if due to an ** shall constitute a Business Downturn as contemplated by this Section 4.3, and shall invoke the rights of reduction and downturn that Genuity possesses and which are set forth in this Section 4.3. The events specified below are not intended to depict a comprehensive inventory of the events which, upon occurrence, would constitute a Business Downturn, but rather, they are meant to depict the types of events which, upon occurrence, would be considered a Business Downturn for purposes of this Section 4.3.

  (a)
  ** from Genuity for whatever reason.

  (b)
  **

  (c)
  **

  Notwithstanding the foregoing, in the event that Genuity experiences a Business Downturn, exercises its rights pursuant to this Section 4.3 to reduce (including a complete reduction of) the Minimum Required Capacity and the Cumulative Required Capacity, and subsequently initiates a claim against ** for ** other ** ("**"), and to the extent that Genuity actually recovers any amount from such **, Allegiance shall be entitled to share in the amount of damages or other relief awarded to Genuity as a result of such ** (including any damages in settlement of such claim by Genuity) to compensate Allegiance for direct or indirect damages actually sustained by Allegiance as a result of ** alleged ** or other **, provided, however, that (1) Allegiance shall only be entitled to recover an amount equal to its pro rata share of any damages actually recovered by Genuity; (2) Allegiance proves with supporting documentation such direct and/or indirect damages and (3) Genuity is fully reimbursed for all costs incurred by Genuity in pursuit of **. For avoidance of doubt, in the event that Genuity recovers ** in damages from ** as a result of pursuing an **, and Genuity has sustained ** in direct expenses related to the prosecution of such **, then Allegiance shall receive only its pro rata share of **).

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

  In such event, Genuity shall reasonably cooperate with Allegiance in seeking such recovery directly from ** to the extent Allegiance attempts to do so.

  Further, subject to Genuity's obligations to maintain its operational commitment as described in Section 2.5(g), which applies irrespective of any contrary terms in this Section 4.3, upon Genuity's reduction of the Minimum Required Capacity, the Cumulative Required Capacity and/or the Required Capacity pursuant to this Section 4.3, an immediate and correspondent adjustment to the Purchase Price shall be made pursuant to Schedule 10.6, and any payments or refunds, as well as any modifications to Schedule 10.6, shall be made accordingly."

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

(30)
Language shall be added to Section 5.5 which shall read as follows:

  "In the event that Genuity Requests either ** or** in rate centers where Genuity is currently delivering dial-up services to its customers, Allegiance shall port and transfer from Genuity's current service provider all existing telephone numbers being used by Genuity's customers. Allegiance shall use commercially reasonable efforts and follow its standard procedures to ensure the cooperation, support and performance from Genuity's current service provider to ensure proper local number porting. In the event that Genuity's existing service provider is uncooperative or dilatory, then Allegiance shall notify Genuity of such behavior as soon as practicable prior to the Target Delivery Date, and Genuity shall assist Allegiance in obtaining the existing service provider's cooperation. Allegiance will provide Genuity with a status update sixty (60) days prior to the Target Delivery Date. ** and ** not ported to such existing telephone numbers, Allegiance will not be deemed to have delivered ** or ** until such capacity is turned over to Genuity for live traffic. Notwithstanding the foregoing, in the event that the aforementioned failure to deliver occurs, and Allegiance: (i) has notified Genuity of any failure to cooperate or perform by Genuity's existing service provider, as provided above; (ii) has used commercially reasonable efforts to ensure the cooperation of the current service provider and (iii) has followed its standard procedures for ensuring the cooperation of the current service provider, then Allegiance shall not be subject to any delivery offsets based on credits, or any claim by Genuity that Allegiance has breached its delivery obligations for a failure to deliver under the terms of this Agreement."

(31)
Section 7.3 of the Agreement shall be amended and replaced in its entirety with the following:

  "Section 7.3 Reliance on Instructions. Allegiance may rely upon any routine instructions, authorizations, approvals or other information provided to Allegiance by designated Genuity employees. Allegiance shall not make any commitments to Third Parties in reliance on the instructions, authorizations or approvals of such persons, but instead will only make such Third Party commitments in reliance on the instructions, authorizations or approvals of Genuity's Program Manager ("PM") or Genuity's DRANO, or any of their designees as identified in writing to Allegiance. If a Request is made by anyone other than the DRANO, the PM or one of their designees, Allegiance shall have the right to reject such Request without liability."

(32)
Section 8.10 of the Agreement shall be amended by replacing the first sentence with the following sentence:

  "Without limiting any of the direct warranties, representations, service agreements or indemnities hereunder, Allegiance hereby assigns to Genuity, and Genuity shall have the benefit of, any and all warranties, representations, service agreements and indemnities provided by Allegiance's subcontractors, suppliers and Third Party Providers with respect to services, equipment, software and other materials provided to Genuity hereunder, including particularly, the Ports."

(33)
Section 8.10 of the Agreement shall be further amended by adding the following sentence at the end of such section:

  "Notwithstanding the foregoing, Allegiance shall not be precluded from asserting any and all of the aforementioned warranties, representations, service agreements and indemnities provided by its subcontractors, suppliers and Third Party Providers on its own behalf and at no cost to Genuity."

(34)
Section 8.12 shall be added to Article VIII of the Agreement and shall read as follows:

  "Section 8.12 Third Party Contracts. Allegiance warrants, represents and covenants that it will execute with any third party **, an agreement which contains terms and conditions which are substantially similar to the terms and conditions contained in Article IX of this Agreement, with the exception of Section 9.6."

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

(35)
Section 8.13 shall be added to Article VIII of the Agreement and shall read as follows:

  "Section 8.13 Financial Reporting. Allegiance has provided Genuity with an actual copy of the Credit Agreement and agrees to provide Genuity with any and all amendments, modifications and waivers thereto promptly after such amendments, modifications and waivers are executed, but no later than fifteen (15) days following execution of the same. **"

(36)
Section 9.6(c) and Section 9.6(d) shall be added to the Agreement and shall read as follows:

  "(c) Right to Audit Third Parties. The foregoing Audit Rights and Procedures shall also apply to any Third Party Provider to the extent that Allegiance shall ensure that Genuity has the right to audit such Third Party Provider's facilities in conjunction with Allegiance's audits of such facilities and ensure that Genuity has the right to audit once annually such Third Party Provider's contracts with Allegiance pertaining to providing the **.

  (d) Right to Audit Sites and Installation. Genuity shall have the right to audit sites, if collocating, and any installation in connection with ** and New Equipment Beta Testing, in each case to the extent it relates to the ** or the **. Genuity shall not delay any installation based on its audit rights under this Section."

(37)
Section 10.1 of the Agreement shall be amended and replaced in its entirety with the following:

  "Section 10.1 Term. The term of this Agreement shall begin on the Effective Date and will end on December 31, 2006 (the "Term")."

(38)
Section 10.3(a) of the Agreement shall be amended by adding the following subsection (iii) at the end of such section:

  "(iii) Notwithstanding the foregoing, **, Genuity shall have a right to terminate this Agreement if Allegiance fails to meet this **"

(39)
Section 11.3 shall be added to Article XI of the Agreement and shall read as follows:

  "Section 11.3 Third Party Claim Indemnity. Each Party (each, the "Indemnifying Party") agrees to indemnify the other Party (the "Indemnified Party"), and to hold the Indemnified Party and its Affiliates harmless from and against any and all Third Party claims and Losses (including reasonable attorneys' fees), in each case to the extent such Third Party claims and Losses are based upon the Indemnifying Party's: (i) failure to fulfill its obligations under this Agreement; and/or (ii) breach of any term of this Agreement. The procedures set forth in Section 11.2 of this Agreement shall apply to this Section 11.3. In addition, the liability limitations set forth in Section 12.1 and Section 12.2 shall apply to this Section 11.3."

(40)
Section 12.1 shall be amended by replacing such Section in its entirety with the following language:

  "Section 12.1 General Limitation. The liability of either Party to the other Party for all damages and other Losses arising out of or related to this Agreement for all claims, actions and causes of action of every kind and nature that arise or accrue, regardless of the form of action that imposes liability, whether in contract, equity, negligence, intended conduct, tort or otherwise, will be limited to and will not exceed, in the aggregate, **."

(41)
A new Section 14.5 shall be added to the Agreement which shall read as follows:

  "Section 14.5 ** Contingencies.

  **."

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

(42)
A new Section 14.6 shall be added to the Agreement and shall read as follows:

  "Section 14.6 **. Upon the occurrence of any of the events outlined below, Genuity shall have the immediate and unilateral right to ** (the **, **, the dedicated assets and infrastructure comprising the Integrated Network Solution as set forth in Section 5.6 of this Agreement **. In the event of the exercise of the **, Genuity shall continue to receive the services which are a component of the Integrated Network Solution from Allegiance, but which are not part of the **, pursuant to the same terms contemplated by this Agreement and pursuant to the calculation for pricing of services set forth below. Allegiance agrees to provide immediate notice to Genuity upon the occurrence of any of the conditions set forth in (a), (b), or (c) below.

  Genuity may exercise the ** upon the occurrence of any of the following:

  (a)
  an Event of Default by Allegiance as such term is defined in the Credit Agreement. All capitalized terms not otherwise defined in this Section 14.6(a) shall have the meaning set forth in the Credit Agreement. Without limiting the generality of the foregoing, if an Event of Default has occurred, and Allegiance or any Credit Party under the Credit Agreement is negotiating with the Lenders to amend or modify the terms of the Credit Agreement, then in such event, Genuity shall not exercise ** for a period of thirty (30) calendar days from the date that the Event of Default occurred, provided however, that Genuity shall be under no such obligation to refrain from exercising the ** during such thirty (30) day period in the event that (1) any of the Lenders terminate the Credit Agreement; (2) any amounts or obligations under the Credit Agreement become immediately due and payable; or (3) any other action on the part of the Lenders which is likely, in Genuity's reasonable opinion, to lead to the occurrence of either (1) or (2) of this Section 14.6(a).

  (b)
  upon the receipt by Allegiance of an opinion from its independent certified public accountants that contains a going concern qualification or another qualification that indicates that Allegiance's financial stability has materially deteriorated;

  (c)
  any delay in the issuance by Allegiance of its audited financial statements unless such delay is caused by matters that do not raise material issues regarding the financial stability of Allegiance.

  The exercise price for the ** shall be equal to the remaining **, at the time of the exercise of the **. In addition, Allegiance shall continue to provide services up to but not exceeding the greater of the Minimum Required Capacity or the actual number of Ports installed at the time the ** is exercised by Genuity for the remainder of the Term of this Agreement pursuant to the terms of this Agreement. The price of such services shall be determined by **. The Purchase Price Payment Schedule and termination value set forth in Schedule 10.6 shall be recalculated based on the resulting amount.

(43)
A new Section 14.7 shall be added to the Agreement and shall read as follows:

  "Section 14.7 Marketing Opportunities.

  Allegiance ** at the **, and thereafter will evaluate the marketing value to Allegiance of such ** an ongoing basis to determine whether or not to continue ** of the **."

(44)
Section 15.9 of the Agreement shall be amended by replacing the Allegiance notification information with the following:

      Allegiance Telecom Company Worldwide
      c/o Allegiance Telecom, Inc.
      9201 North Central Expressway
      Dallas, Texas 75231

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

      Attention: Senior Vice President of Strategic Sales
      Facsimile: (469) 259-9123

      with a copy to:

      Allegiance Telecom Company Worldwide
      c/o Allegiance Telecom, Inc.
      700 East Butterfield Road
      Suite 400
      Lombard, Illinois 60148
      Attention: General Counsel
      Facsimile: (630) 522-5250

(45)
The List of Schedules attached to the Agreement shall be amended and restated as follows:

Schedule A	Definitions
Schedule 1.2	SS7 Beta Testing
Schedule 2.1(a)	Integrated Network Solution Diagram
Schedule 2.1(b)	Hubbing Architecture
Schedule 2.2	Configuration Plan
Schedule 2.5(a).1	**
Schedule 2.5(a).2	**
Schedule 2.6(a)	Performance Warranties and Performance Warranty Remedies
Schedule 5.1(a)	Approved Equipment
Schedule 5.1(b)	Technical Specifications
Schedule 7.4	Change Control Procedures
Schedule 9.1(a)	Allegiance Individuals Authorized to Receive Genuity Confidential Information
Schedule 10.6	Termination Value
Schedule 11.1(b)	Allegiance Software, Allegiance Works and Genuity Software Covered Under Indemnity Provisions of Section 11.1(b) and Subject to License Grants under Section 5.3
Schedule 13.1	Dispute Resolution Procedures
Schedule 14.1	Services Available from Genuity
(46)
Schedule 1.2 shall be added to the Agreement and shall read as attached hereto.

(47)
Schedule 2.1 shall be renumbered and become Schedule 2.1(a) and shall be amended and restated in its entirety as attached hereto.

(48)
Schedule 2.1(b) named "Hubbing Architectures" shall be added to the Agreement and shall read as attached hereto.

(49)
Schedule 2.2 shall be amended and restated in its entirety as attached hereto.

(50)
Schedule 2.4(a) (now Schedule 2.5(a).1) shall be renumbered, renamed, amended and restated in its entirety as attached hereto.

(51)
Schedule 2.5(a).2 shall be added to the Agreement, named named "** Centers" and shall read as attached hereto.

(52)
Schedule 2.6(a) shall be amended and restated in its entirety and shall read as attached hereto.

(53)
Schedule 5.1(a) shall be amended and restated in its entirety and shall read as attached hereto.

(54)
Schedule 5.1(b) shall be amended and restated in its entirety and shall read as attached hereto.

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

(55)
Schedule 9.1(a) shall be amended in accordance with the following:

  deleted personnel: **

  added personnel: **

(56)
Schedule 10.6 shall be amended and restated in its entirety shall read as attached hereto.

        [Signatures on following page]

        IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

GENUITY SOLUTIONS INC.		ALLEGIANCE TELECOM COMPANY WORLDWIDE
By:	/s/ PAUL R. GUDONIS	By:	/s/ DAN YOST
Name:	Paul R. Gudonis	Name:	Dan Yost
Title:	Chairman and CEO	Title:	President and COO

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

SCHEDULE 1.2
SS7 BETA TESTING

        A.    Phase One of the SS7 Beta Tests. The following criteria must be met for Allegiance to enter into Phase Two of the SS7 Beta Tests:

  1.
  Simultaneously with ** of the ** Configuration New Equipment Beta Tests, the Parties shall undertake "**" with regard to the software and systemic hardware performance of the SS7 Operating Platform. Such "**" shall take place for a period of ** days. The purpose of this data gathering is to identify any performance problems which may exist.

  2.
  A multihomed, routed, fully redundant, IP architecture must be employed between the ** and the ** as set forth in Exhibit 1.2 attached to this Schedule 1.2.

  3.
  Use of the phone number which is currently supporting SS7 traffic as part of the SS7 alpha test.

  4.
  The beta cluster will be built per the requirements as defined in the Technical Specification set forth in Schedule 5.1(b).

  5.
  Use of the ** which are currently supporting SS7 traffic as part of the SS7 alpha test and which will only service the phone number referenced in Section 3 above.

  6.
  SS7 Network Design. Allegiance shall provide a detailed description of the SS7 architecture which will clearly document the network topology, both from a physical and logical perspective. The expected logical relationships between any NAS and it's associated SS7 gateways will be clearly defined. Operation of the system in both a "full-up" configuration and a failed condition will be clearly explained. Primary and secondary relationships will be clearly identified.

  7.
  Production Configuration. The final production configuration of the SS7 system shall be in place and fully operational prior to the commencement of Phase Two e.g. the software versions in both the NAS's (**) and the CSG's (SS7 Gateways) will be at a level that is consistent with Exhibit 1.2 attached to this Schedule 1.2. Any software version utilized must be fully regression tested.

  8.
  Allegiance shall provide Genuity with sample report formats for the following reports:

Periodic Reports
a)**
b)**
c)**
d)**
e)**

        B.    Phase Two of the SS7 Beta Tests. The criteria that must be met for Allegiance to exit beta and achieve the SS7 Production Date (the "SS7 Acceptance Criteria") are as follows:

  1.
  The production SS7 IP architecture must be in place prior to beginning Phase Two.

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

  2.
  Allegiance shall provide reporting that includes:

Periodic Reports
a)**
b)**
c)**
d)**
e)**
  3.
  Periodic Reports to be delivered via email. (Email address to be determined.)

  4.
  The Integrated Network Solution utilizing the SS7 Operating Platform shall ** meet the Performance Warranties set forth in Schedule 2.6(a) and shall meet the Technical Specifications set forth in Schedule 5.1(b) for a ** of ** days, with SS7 Beta Benchmarks occurring every ** days, provided however, in no event shall the entire Phase Two of the SS7 Beta Tests exceed ** days in total.

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

EXHIBIT 1.2

**

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

SCHEDULE 2.1(a)
INTEGRATED NETWORK SOLUTION DIAGRAM

**

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

SCHEDULE 2.1(b)
HUBBING ARCHITECTURES

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

SCHEDULE 2.2
CONFIGURATION PLAN

**

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

SCHEDULE 2.5(a).1

**

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

SCHEDULE 2.5(a).2

**

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

SCHEDULE 2.6(a)

PERFORMANCE WARRANTIES AND PERFORMANCE WARRANTY REMEDIES

**

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

SCHEDULE 5.1(a)

APPROVED EQUIPMENT

        NAS equipment can be selected from: **, ** and **. Ethernet switching gear and IP routers, as specified by Genuity, will be from ** unless otherwise agreed to in writing by Genuity. Allegiance will propose and Genuity will approve the components and the rack designs for all products.

        * The ** shall constitute Approved Equipment for ** but shall not constitute Approved Equipment for **.

        Allegiance shall pay all costs associated with any upgrades to the equipment.

        All providers that are selected by Genuity will be evaluated in more detail and will undergo a beta test of their service prior to volume deployment.

        This Schedule shall be updated by Genuity from time to time as new equipment is approved by Genuity.

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

SCHEDULE 5.1(b)

TECHNICAL SPECIFICATIONS

**

        **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

SCHEDULE 10.6

TERMINATION VALUE

Month	Payment by Genuity in $	Termination Value in $*
Jul-00	**	**
Aug-00	**	**
Sep-00	**	**
Oct-00	**	**
Nov-00	**	**
Dec-00	**	**
Jan-01	**	**
Feb-01	**	**
Mar-01	**	**
Apr-01	**	**
May-01	**	**
Jun-01	**	**
Jul-01	**	**
Aug-01	**	**
Sep-01	**	**
Oct-01	**	**
Nov-01	**	**
Dec-01	**	**
Jan-02	**	**
Feb-02	**	**
Mar-02	**	**
Apr-02	**	**
May-02	**	**
Jun-02	**	**
Jul-02	**	**
Aug-02	**	**
Sep-02	**	**
Oct-02	**	**
Nov-02	**	**
Dec-02	**	**
Jan-03	**	**
Feb-03	**	**
Mar-03	**	**
Apr-03	**	**
May-03	**	**
Jun-03	**	**
Jul-03	**	**
Aug-03	**	**
Sep-03	**	**
Oct-03	**	**
Nov-03	**	**
Dec-03	**	**
Jan-04	**	**
Feb-04	**	**
Mar-04	**	**

          **    Note: Certain material has been omitted pursuant to a request for Confidential Treatment and such material has been filed separately with the SEC.

Apr-04	**	**
May-04	**	**
Jun-04	**	**
Jul-04	**	**
Aug-04	**	**
Sep-04	**	**
Oct-04	**	**
Nov-04	**	**
Dec-04	**	**
Jan-05	**	**
Feb-05	**	**
Mar-05	**	**
Apr-05	**	**
May-05	**	**
Jun-05	**	**
Jul-05	**	**
Aug-05	**	**
Sep-05	**	**
Oct-05	**	**
Nov-05	**	**
Dec-05	**	**
Jan-06	**	**
Feb-06	**	**
Mar-06	**	**
Apr-06	**	**
May-06	**	**
Jun-06	**	**
Jul-06	**	**
Aug-06	**	**
Sep-06	**	**
Oct-06	**	**
Nov-06	**	**
Dec-06	**	**

        If a recalculation of the termination values in this Schedule is necessary, then the recalculation shall be performed in the same manner in which the original calculation was performed.

*
Amounts assume payment by Genuity of amounts set forth in prior column with the exception of any offsets against the Purchase Price Payments.

QuickLinks

INTEGRATED NETWORK SOLUTION PURCHASE AGREEMENT
BACKGROUND
Agreement DEFINITIONS
ARTICLE I BETA TESTING
ARTICLE II INTEGRATED NETWORK SOLUTION
ARTICLE III CHARGES AND PAYMENTS
ARTICLE IV
ARTICLE V EQUIPMENT/TECHNOLOGY/INTELLECTUAL PROPERTY
ARTICLE VI CONTINGENCY PLANNING
ARTICLE VII RELATIONSHIP MANAGEMENT
ARTICLE VIII REPRESENTATIONS AND WARRANTIES
ARTICLE IX CONFIDENTIALITY, DATA SECURITY, AUDIT RIGHTS
ARTICLE X TERM AND TERMINATION
ARTICLE XI INDEMNITIES
ARTICLE XII LIABILITY LIMITATIONS
ARTICLE XIII DISPUTE RESOLUTION
ARTICLE XIV ADDITIONAL AGREEMENTS
ARTICLE XV GENERAL
LIST OF SCHEDULES
SCHEDULE A DEFINITIONS
SCHEDULE 2.1 INTEGRATED NETWORK SOLUTION DIAGRAM
SCHEDULE 2.2 CONFIGURATION PLAN
SCHEDULE 2.4(a) SERVICEABLE RATE CENTERS
SCHEDULE 2.6(a) PERFORMANCE WARRANTIES AND PERFORMANCE WARRANTY REMEDIES
SCHEDULE 5.1(a) APPROVED EQUIPMENT
SCHEDULE 5.1(b) TECHNICAL SPECIFICATIONS
SCHEDULE 7.4 CHANGE CONTROL PROCEDURES
SCHEDULE 9.1(a) ALLEGIANCE INDIVIDUALS AUTHORIZED TO RECEIVE GENUITY CONFIDENTIAL INFORMATION
SCHEDULE 10.6 TERMINATION VALUE
SCHEDULE 11.1(b) ALLEGIANCE SOFTWARE, ALLEGIANCE WORKS AND GENUITY SOFTWARE COVERED UNDER INDEMNITY PROVISIONS OF SECTION 11.1(b) AND SUBJECT TO LICENSE GRANTS UNDER SECTION 5.3
[TO BE PROVIDED BY THE PARTIES]
SCHEDULE 13.1 DISPUTE RESOLUTION PROCEDURES
SCHEDULE 14.1 SERVICES AVAILABLE FROM GENUITY
Table of Contents
AMENDMENT ONE TO INTEGRATED NETWORK SOLUTION PURCHASE AGREEMENT
Amendment
Definitions
Terms
AMENDMENT TWO TO INTEGRATED NETWORK SOLUTION PURCHASE AGREEMENT
Amendment
Definitions
Terms
TERMINATION VALUE SCHEDULE
AMENDMENT THREE TO INTEGRATED NETWORK SOLUTION PURCHASE AGREEMENT
Amendment
"Purchase Price Payment Schedule
SCHEDULE 1.2 SS7 BETA TESTING
EXHIBIT 1.2
SCHEDULE 2.1(a) INTEGRATED NETWORK SOLUTION DIAGRAM
SCHEDULE 2.1(b) HUBBING ARCHITECTURES
SCHEDULE 2.2 CONFIGURATION PLAN
SCHEDULE 2.5(a) .1
SCHEDULE 2.5(a).2
SCHEDULE 2.6(a) PERFORMANCE WARRANTIES AND PERFORMANCE WARRANTY REMEDIES
SCHEDULE 5.1(a) APPROVED EQUIPMENT
SCHEDULE 5.1(b) TECHNICAL SPECIFICATIONS
SCHEDULE 10.6 TERMINATION VALUE